UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

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☐    Soliciting Material Pursuant to §240.14a-12

TESORO CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholders:
It is my pleasure to invite you to attend the 2017 Annual Meeting of Stockholders of Tesoro Corporation on Thursday, May 4, 2017 in San Antonio, Texas. This meeting gives me the opportunity to highlight the Company’s performance for 2016 and emphasize our ongoing commitment to our stakeholders. We will also have a question and answer session, during which we can discuss your questions related to the business. If you are unable to attend the Annual Meeting in person, I encourage you to review the enclosed information and vote your shares.
We made excellent progress in 2016 executing our growth and productivity improvement strategies. This included achieving very strong safety performance and refining availability, delivering annual improvements to operating income and making strategic acquisitions that position the Company for further growth. We returned approximately $500 million to shareholders in the form of share repurchases and dividends and invested in high-return capital projects. We achieved these results despite a challenging market environment characterized by lower refining margins and weaker crude oil differentials. Tesoro’s employees delivered exceptional personal safety and process safety performance, reflecting our commitment to operational excellence and the safety of our workers. Further, in November 2016, we announced our planned acquisition of Western Refining, Inc., which we expect to close during the first half of 2017. This acquisition is expected to create a premier, highly integrated and geographically diversified refining, marketing and logistics company and provide a strong platform for earnings growth and cash flow generation.
I am grateful to our Board of Directors for their guidance, leadership and oversight. Our Board is comprised of individuals with broad leadership experience and substantial operating knowledge in the energy industry. I encourage you to review the qualifications, skills and experience that we have identified as important for our Directors to possess (beginning on page 7), and how members of the Board exemplify these attributes as shown in their biographical information (beginning on page 56).
Thank you for your investment in Tesoro. I look forward to seeing you in San Antonio.
Sincerely,
Gregory J. Goff, Chairman, President and CEO

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
WHEN	Thursday, May 4, 2017, 8:00 AM Central Time
WHERE	19100 Ridgewood Parkway, San Antonio, Texas 78259
PURPOSE OF MEETING AND AGENDA
At the 2017 Annual Meeting, stockholders will vote:
1.    to elect the ten directors named in the Proxy Statement;
2.    to approve our named executive officers’ compensation in an advisory vote;
3. to ratify the appointment of our independent registered public accounting firm for 2017; and
4.    to conduct an advisory vote on the frequency of future advisory votes on executive compensation.
Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE	Stockholders of record at the close of business on March 16, 2017.
VOTING
Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the Annual Meeting. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see the voting methods that are available to you.

ADMISSION TO THE ANNUAL MEETING
All of our stockholders are invited to attend the Annual Meeting. If you attend, you will need to bring valid, government-issued photo identification. If you are a beneficial owner of our common stock, you will also need proof of stock ownership to be admitted. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Failure to bring such document or letter may delay your entry into or prevent you from attending our Annual Meeting. The doors to the meeting room will be closed promptly at the start of the meeting and stockholders will not be permitted to enter after that time.

Sincerely,
KIM K.W. RUCKER
Secretary
March 22, 2017
San Antonio, Texas

Tesoro Corporation 2017 Proxy Statement i

Tesoro Corporation 2017 Proxy Statement ii

Tesoro Corporation 2017 Proxy Statement iii

TESORO CORPORATION
2017 PROXY STATEMENT

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Meeting Information and Mailing of Proxy Materials (See pages 1 through 6)

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tesoro Corporation of proxies to be voted at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) described below, and at any adjournment or postponement of such meeting.

Meeting Information
Date and Time	Thursday, May 4, 2017, 8:00 AM Central Time
Location	19100 Ridgewood Parkway, San Antonio, Texas 78259
Record Date	March 16, 2017
Voting
At the close of business on the record date, there were 117,379,880 shares of our common stock outstanding and entitled to vote. The holders of our common stock are entitled to one vote for each share held by them for each director nominee and for each other matter to be voted on. We have no other voting securities outstanding.

Availability of Proxy Materials	This Proxy Statement and accompanying form of proxy are first being made available to stockholders on or about March 22, 2017.

Voting Matters and Board Recommendations (See pages 56 through 63)

Proposal	Board Voting Recommendation	Page Reference for More Information
Election of directors	FOR each nominee ☑	56
Advisory vote to approve our named executive officers’ compensation	FOR ☑	62
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017	FOR ☑	62
Advisory vote on the frequency of future advisory votes on executive compensation	ONE YEAR ☑	63

Each proxy will be voted as specified by the stockholder. Any duly executed proxy not specifying the contrary will be voted in accordance with the Board’s recommendations.

Tesoro Corporation 2017 Proxy Statement iv

Board Nominees (See pages 56 through 61)

Name	Age	Director Since	Occupation and Experience	Committee Memberships
Rodney F. Chase	73	2006	Former Energy Industry Executive Boards: Hess Corporation, HudsonField	Audit, Governance
Edward G. Galante	66	2016	Former Senior Vice President and Member of the Management Committee of ExxonMobil Corporation Boards: Celanese Corporation, Clean Harbors, Inc., Praxair, Inc.	Compensation, EHS&S
Gregory J. Goff, Chairman(a)	60	2010	Chairman, President and CEO of Tesoro Corporation Boards: Polyone Corporation, Tesoro Logistics GP, LLC (the general partner of Tesoro Logistics LP)
David Lilley	70	2011	Former Chairman, President and CEO of Cytec Industries Inc. Boards: Rockwell Collins, Inc., Public Service Enterprise Group Incorporated	Compensation (Chair), EHS&S
Mary Pat McCarthy	61	2012	Former Vice Chair of KPMG LLP Boards: Palo Alto Networks, Inc., Mutual of Omaha	Audit (Chair), Governance
J.W. Nokes	70	2007	Former EVP of Worldwide Refining, Marketing, Supply and Transportation of ConocoPhillips; Non-Executive Chairman of Albemarle Corporation Boards: Albemarle Corporation, Post Oak Bank, N.A.	Compensation, EHS&S (Chair)
William H. Schumann, III	66	2016	Former Executive Vice President and Chief Financial Officer of FMC Technologies Boards: Avnet, Inc., McDermott International	Audit, Governance
Susan Tomasky, Lead Director	63	2011	Former President of AEP Transmission Boards: Public Service Enterprise Group Incorporated, Summit Midstream Partners GP, LLC (the general partner of Summit Midstream Partners, LP)	Governance (Chair)(b)
Michael E. Wiley	66	2005	Former Chairman of the Board, President and CEO of Baker Hughes Incorporated Boards: Bill Barrett Corporation, Post Oak Bank, N.A., Tesoro Logistics GP, LLC (the general partner of Tesoro Logistics LP)	Compensation, EHS&S
Patrick Y. Yang	69	2010	Former Head of Global Technical Operations of F. Hoffmann-La Roche, Ltd. Boards: Codexis, Inc., Amyris, Inc, PharmaEssentia Corporation	Audit, Governance

(a)	As our CEO and President, Mr. Goff is our only non-independent director.

(b)	As independent Lead Director, Ms. Tomasky attends by invitation (as scheduling permits) and participates ex officio, but does not vote, in the meetings of the committees on which she does not serve.

Snapshot of 2017 Director Nominees

All Director nominees exhibit:

• A high level of integrity	• Strong leadership skills	• Knowledge of corporate governance requirements and practices
• A proven record of success	• Innovative approaches to challenging issues

Our Director nominees bring a balance of relevant skills to our boardroom:	Our Director nominees exhibit an effective mix of diversity, experience and fresh perspective:

Senior Leadership Experience: 10 directors	Average Tenure: 6 years
Risk Management Experience: 9 directors	Average Age: 66 years
International Experience: 9 directors	Gender Diversity: 20% women
Strategic Planning Experience: 8 directors
Extensive Industry Experience: 5 directors
High Level of Financial Expertise: 6 directors

Tesoro Corporation 2017 Proxy Statement v

Governance Highlights (See pages 7 through 16)

As part of Tesoro’s commitment to high ethical standards, our Board follows sound governance practices.

Director Independence
•    9 out of our 10 director nominees are independent
•    Our CEO is the only management director
•    All of the Board Committees are composed exclusively of independent directors
•    The independent directors regularly hold executive sessions, led by the independent Lead Director

Independent Lead Director
•    The independent directors have selected Susan Tomasky to serve as independent Lead Director
•    Among other responsibilities, the independent Lead Director:
o    Serves as liaison, and coordinates communications and activities, between the other independent directors and management
o    Works with the Chairman in setting the Board agenda by taking into consideration the objectives of management as well as the needs of the Board and its individual committees
o    Works with the independent directors to establish and approve appropriate annual goals and objectives for the Chairman, and communicates to the Chairman the results of the formal evaluation conducted by the independent directors of the Chairman’s performance pertaining to established goals and objectives
o    Attends by invitation (as scheduling permits) and participates ex officio, but does not vote, in the meetings of the committees on which she does not serve
o    Leads the recruitment and selection of new Board members with the Chairman
o    Serves as an additional point of contact for stockholders, and communicates with stockholders in those circumstances where the Board determines that direct communication between the Board and stockholders is appropriate

Board Oversight of Risk Management	• The Board oversees risk management, focusing on our most significant risks
Stock Ownership Requirements	• Stock ownership requirement for CEO of 6x annual base salary • Stock ownership requirements for all directors and members of our executive management team
Board Practices
•    Our Board and each of its Committees annually conduct an evaluation of their performance
o    Periodically enlist a third party to facilitate assessment and identify opportunities for improved individual and Board performance
•    The Governance Committee reviews criteria for Board membership with the Board and considers changes as needed so that the Board as a whole continues to reflect the appropriate mix of skills and experience
•    Directors who turn 75 must tender a resignation for consideration by the Board and, unless specifically waived by the Board, such resignation will become effective at the next annual meeting after reaching age 75

Accountability
•    All directors stand for election annually
•    In uncontested elections, directors must be elected by a majority of votes cast
•    Through our "proxy access" Bylaw provision, eligible stockholders have the ability to include their own nominees for director in our proxy materials along with the Board-nominated candidates

Stockholder Engagement and Investor Outreach
•    In the spring of 2016, Ms. Tomasky, as independent Lead Director, wrote a letter to each of our institutional stockholders known to hold at least 0.5% of our outstanding stock (which constituted slightly over 55% of our outstanding shares), inviting them to participate in one-on-one meetings with her to foster the Company’s efforts at stockholder engagement
•    We conduct investor outreach throughout the year to ensure that management and the Board understand and consider the issues that matter most to our stockholders and enable us to address them effectively

Tesoro Corporation 2017 Proxy Statement vi

For Tesoro, 2016 marked excellent progress in executing our growth and productivity improvement strategies to position the Company for further growth. We achieved strong financial and operating performance in 2016, despite a challenging market environment characterized by lower refining margins and weaker crude oil differentials.

Revenue: $24.6 billion	Earnings Per Diluted Share from Continuing Operations: $6.04	Dividends to Stockholders: $2.10 per share a 14% increase over 2015	Return of Earnings to Stockholders: $499 million through stock repurchases and dividends
For more detail, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

2016 Executive Compensation Highlights (See pages 19 through 46)

CEO: Gregory J. Goff (CEO since May 2010; Chairman of the Board since December 2014)
CEO 2016 Total Direct Compensation:
Base Salary: $1.6 million
Annual Incentive: $3.6 million
Long-Term Incentives: $10.5 million (target value)

What We Do ✓	What We Don’t Do ✗
•    Align Executive Pay with Company Performance
•    Use Rigorous Performance Goals
•    Grant Performance-Based Long-Term Incentives
•    Cap Incentive Awards
•    Maintain Stock Ownership Guidelines
•    Analyze Executive Compensation Risk
•    Retain an Independent Compensation Consultant
•    Impose a Clawback Policy
•    Mitigate Potential Dilution from Equity Awards
•    Double Trigger Equity Acceleration Upon Change-in-Control

•    Guarantee Payouts on Performance-Based Awards
•    Provide Employment Agreements
•    Pay Dividend Equivalents on Unvested Long-Term Incentives
•    Pay Tax Gross Ups
•    Provide Executive Perquisites
•    Allow Pledging or Hedging of Company Stock

Say-on-Pay: At our 2016 Annual Meeting of Stockholders, our stockholders provided an advisory vote to approve the compensation program for our named executive officers (“NEOs”) disclosed in our 2016 proxy statement. Stockholders expressed substantial support for the compensation program for our NEOs, with approximately 95% of the votes cast voting in favor of the proposal.

Tesoro Corporation 2017 Proxy Statement vii

GENERAL INFORMATION ABOUT THE 2017 ANNUAL MEETING AND PROXY MATERIALS
We are providing this Proxy Statement and related materials because our Board of Directors is soliciting your proxy to vote shares at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 4, 2017, beginning at 8:00 AM Central Time at our principal executive offices, 19100 Ridgewood Parkway, San Antonio, Texas 78259, and at any adjournment or postponement of the meeting.
1.     What is a proxy statement and what is a proxy?

A proxy statement is a document that the SEC requires us to give you when we solicit your proxy to vote your shares on your behalf.  A proxy is your legal designation of another person to vote the stock you own.  When you vote by Internet or telephone or by signing, dating and returning your proxy card, you designate two of our officers as your proxies at the Annual Meeting.  These two officers are Carrie P. Ryan and Elisa D. Watts, each with full power to act without the other and with full power of substitution.

2.	Why did I receive a one-page notice (sometimes referred to as an “E-Proxy Notice”) regarding the Internet availability of proxy materials instead of printed proxy materials?

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. Unless you have previously signed up to receive your materials in paper form, you will receive a Notice of Internet Availability of Proxy Materials and will not receive a printed copy of the proxy materials or the annual report to stockholders unless you specifically request them. Instead, the Notice of Internet Availability contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report, and how to submit your proxy on the Internet. Instructions for requesting printed proxy materials are also included in the Notice of Internet Availability. This process is designed to expedite stockholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the meeting.

•
Stockholders who previously signed up to receive proxy materials electronically: If you previously signed up to receive our proxy materials electronically, we will send the Notice of Internet Availability to you via e-mail, to the last e-mail address you have supplied, on or about March 24, 2017. You will continue to receive these materials via e-mail until you elect otherwise.

•
Stockholders who previously signed up to receive future proxy materials in printed format by mail: If you previously submitted a valid election to receive all proxy materials in printed format, then we will mail you a full set of proxy materials, including our Annual Report. We will begin mailing these materials on or about March 24, 2017.

•
All other stockholders: If you have not submitted any elections, we will mail you a printed Notice of Internet Availability. We will begin mailing Notices of Internet Availability on or about March 24, 2017.

Tesoro Corporation 2017 Proxy Statement 1

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

These terms describe how your shares are held:

•
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you.

•
If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in street name. Access to our proxy materials is being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

4.     How do I attend the meeting in person? What do I need to bring?

IMPORTANT NOTE: If you plan to attend the Annual Meeting, you must follow these instructions to gain admission.

All of our stockholders are invited to attend the Annual Meeting. If you attend our Annual Meeting, you will need to bring valid, government-issued photo identification. If you are a beneficial owner of our common stock, you will also need proof of stock ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Failure to bring such documentation may delay your entry into or prevent you from attending our Annual Meeting. The doors to the meeting room will be closed promptly at the start of the meeting, and stockholders will not be permitted to enter after that time.
Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A large number of stockholders may wish to speak at our Annual Meeting. Our Board and management appreciate the opportunity to hear the views of stockholders and participants, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced. Copies of these rules will be available and only stockholders or their valid proxy holders may speak at our Annual Meeting.
5.     How do I vote?

If you are a stockholder of record you may use any of these methods to vote:

Vote by Internet, by going to the web address www.proxypush.com/tso and following the instructions for Internet voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by Internet must be received by 11:59 PM Eastern Time on May 3, 2017. If your shares are held in the Tesoro Corporation Thrift Plan, your vote must be received by 11:59 PM Eastern Time on May 1, 2017.

Vote by Telephone, by dialing 1-866-390-9971 and following the instructions for telephone voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by telephone must be received by 11:59 PM Eastern Time on May 3, 2017. If your shares are held in the Tesoro Corporation Thrift Plan, your vote must be received by 11:59 PM Eastern Time on May 1, 2017.

Tesoro Corporation 2017 Proxy Statement 2

Vote by Mail, by completing, signing, dating and mailing the proxy card mailed to you in the envelope provided. If you received a Notice of Internet Availability and would like to vote by mail, follow the instructions on the Notice of Internet Availability to request a paper copy of the proxy materials. Your vote by mail must be received by 11:59 PM Eastern Time on May 3, 2017. If your shares are held in the Tesoro Corporation Thrift Plan, your vote must be received by 11:59 PM Eastern Time on May 1, 2017. If you vote by Internet or telephone, please do not mail your proxy card.

Vote in Person, by attending the Annual Meeting. Please refer to the instructions provided on the proxy card or Notice of Internet Availability. Please note that if your shares are held in the Tesoro Corporation Thrift Plan, you may not vote in person at the Annual Meeting; instead you will need to submit your vote through one of the ways described above.

If you are a beneficial holder, you will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a legal proxy issued in your name from the record owner.

6.	What if my shares are held in the Tesoro Corporation Thrift Plan?

Participants in the Tesoro Corporation Thrift Plan may instruct Fidelity Management Trust Company, as trustee for such plan, how to vote all shares of our common stock allocated to their accounts. If a participant in the Tesoro Corporation Thrift Plan does not instruct Fidelity Management Trust Company how to vote, the shares of our common stock allocated to such participant’s accounts will not be voted.

7.	What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choices for each matter on the proxy card. The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. Except as noted above with respect to shares held in the Tesoro Corporation Thrift Plan, if your properly executed proxy does not contain voting instructions, the proxies will vote your shares in accordance with the voting recommendations of the Board as follows:

•	FOR the election of each of the ten nominees for director;

•	FOR the approval of the advisory vote to approve our named executive officers’ compensation;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

•	To conduct an advisory vote on the frequency of future advisory votes on executive compensation every ONE YEAR.

Tesoro Corporation 2017 Proxy Statement 3

8.	What if I am a beneficial owner and do not give voting instructions to my broker, bank or other nominee?

A “broker non-vote” occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Under NYSE rules, brokers are not permitted to vote on any of the matters to be considered at the Annual Meeting (other than the ratification of the appointment of the independent registered public accounting firm) without instructions from the beneficial owner. As a result, your shares will not be voted on any matter other than the ratification of the appointment of the independent registered public accounting firm unless you affirmatively vote your shares in one of the ways indicated by your broker, bank or other nominee.
9.     Can I revoke or change my vote?

If you are a stockholder of record, whether you vote by telephone, Internet or mail, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•	Submit a new proxy card bearing a later date;

•	Vote again by telephone or the Internet at a later time;

•	Give written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attend the Annual Meeting and vote your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.
Any change or revocation of your proxy must be received by the deadlines set forth in Question 5 above or, for notice to our Secretary, before the meeting.
If you are a beneficial owner, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
10.     Is there a quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of a majority of shares outstanding on the record date are present in person or by proxy. All shares voted by proxy are counted as present for purposes of establishing a quorum, including abstentions and broker non-votes (described above).
11.     What votes are necessary for action to be taken at the meeting?

Our Bylaws include a majority vote standard for uncontested director elections. Since the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee requires a majority of the votes cast at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the director vote.
Approval of each of the other proposals that will be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. For each proposal other than the election of directors, abstentions will have the same effect as “AGAINST” votes, and broker non-votes will have no effect on the outcome of the votes.

Tesoro Corporation 2017 Proxy Statement 4

12.     Who will count votes?

We will appoint one or more Inspectors of Election who will determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not the proxies and ballots are valid and effective.
The Inspectors of Election will determine, and retain for a reasonable period a record of the disposition of, any challenges or questions arising in connection with the right to vote, and will count all votes and ballots cast and any abstentions and broker non-votes with respect to all proposals, and will determine the results of each vote.
13.     How are proxies solicited, and what are the costs of proxy solicitation?

We pay all of the costs of the solicitation of proxies, including preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability. Solicitation may be made personally or by mail, telephonic or electronic data transfer by officers, directors and employees of the company (who will not receive any additional compensation for any solicitation of proxies).
We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay Innisfree its customary fees, estimated not to exceed $13,500, and will reimburse Innisfree for certain expenses. We will also authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of our proxy materials and will reimburse them for their costs in sending the materials.
14.     Will any other matters be presented at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals set forth in this Proxy Statement. However, if any other business is properly presented at the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.
15.     Where can I access the Annual Report?

We will provide without charge a copy of our Annual Report on Form 10-K, including financial statements and schedules, for the fiscal year ended December 31, 2016, upon the written request of any stockholder to Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, Attention: Investor Relations.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 4, 2017: This Proxy Statement and our 2016 Annual Report are also available at www.proxydocs.com/tso.

Tesoro Corporation 2017 Proxy Statement 5

16.	What is householding? If I have multiple stockholders at my address, how can I get additional copies of proxy materials?

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy materials until one or more of these stockholders notifies us that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of our stock may deliver only one copy of the proxy materials to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify us by calling our Investor Relations Department at 1-800-837-6768 or by sending a written request to our Corporate Secretary at the address listed on page 64. Record owners who are receiving multiple copies and wish to receive only one, please call our Investor Relations Department or send a written request to our Corporate Secretary. Beneficial owners who are receiving multiple copies and wish to receive only one, should notify their broker, bank or other nominee.
17.     Will the company announce the voting results?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. In addition, we will announce our decision on the frequency of the advisory vote of executive compensation on a Current Report on Form 8-K that we will file with the SEC within 150 days after the Annual Meeting.

Tesoro Corporation 2017 Proxy Statement 6

CORPORATE GOVERNANCE
Overview

Our Board recognizes that excellence in corporate governance benefits all our stakeholders, including our stockholders, employees, customers, communities and the environment. Our Corporate Governance Guidelines, along with the charters of our Board committees, implement the governance principles we believe are best for our stakeholders and provide the framework for our governance processes.
We continuously look for ways to improve our corporate governance and increase value to our stockholders. For example, in November 2016, our Board proactively adopted “proxy access,” allowing a stockholder, or group of twenty or fewer stockholders, owning at least 3% of Tesoro’s outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The Board’s decision followed a careful evaluation over several meetings of shareholder views, evolving practices, relevant academic research, the potential impact on the Company and proxy access frameworks adopted by other companies.
In our effort to continue to be a leader in corporate governance, we routinely benchmark our corporate governance practices against studies and whitepapers from respected thought leaders. In 2016, we compared our practices against the Commonsense Principles of Corporate Governance, which was published in July 2016 by a group of leading investors and executives, as well as the Business Roundtable’s Principles of Corporate Governance issued in August 2016. In each case, we found our practices aligned closely with the principles recommended by these groups. In addition we regularly participate in conferences and roundtables with governance thought leaders to explore new ways to create value for our stakeholders.
We have adopted a Code of Business Conduct and Ethics for Senior Financial Executives that is specifically applicable to the CEO, the CFO, the Controller and persons performing similar functions. In addition, we have a Code of Business Conduct that applies to all of our directors, officers and employees.
Copies of the Corporate Governance Guidelines, our Bylaws, the Code of Business Conduct and the Code of Business Conduct and Ethics for Senior Financial Executives are posted on our website at www.tsocorp.com under the heading “Investors” and the subheading “Corporate Governance.” Printed copies of these documents are also available upon request to our Corporate Secretary. We will post on our website any amendments to, or waivers from, either of our Codes requiring disclosure under applicable rules within four business days following the amendment or waiver.
The Board of Directors

The current members of our Board of Directors are Rodney F. Chase, Edward G. Galante, Gregory J. Goff, Robert W. Goldman, David Lilley, Mary Pat McCarthy, J.W. Nokes, William H. Schumann, III, Susan Tomasky, Michael E. Wiley and Patrick Y. Yang. Specific information about the experience and qualifications of each director nominated for election at the Annual Meeting can be found beginning on page 56 under “Items to Be Voted On – Proposal No. 1 – Election of Directors.”
Because he has reached retirement age under the director retirement policy set forth in our Corporate Governance Guidelines, Mr. Goldman is not standing for re-election at the 2017 Annual Meeting. His retirement from the Board will be effective as of the date of the Annual Meeting.
On November 17, 2016, we announced that we had entered into a merger agreement to acquire Western Refining, Inc.  Under the terms of the merger agreement, at closing, we are required to increase the size of the Board by two members and cause the appointment of two new directors designated by Western Refining.  Following the closing of the proposed transaction, which we expect will occur during the first half of 2017, Paul L. Foster and Jeff A. Stevens are expected to join the Board.
Director Qualifications and Nominations

The Board believes that it, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds and perspectives necessary to oversee our business. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. The Governance Committee also develops and maintains a long-term plan for

Tesoro Corporation 2017 Proxy Statement 7

Board composition that takes into consideration the current strengths, skills and experience on the Board; the Company’s director retirement policy; and the strategic direction of the Company.
The Governance Committee is responsible for reviewing with the Board on an annual basis the criteria for Board membership in the context of the current makeup of the Board. These criteria include diversity, education, skills, integrity, leadership and judgment all in the context of an assessment of the perceived needs of the Board at that point in time. In addition, Board members generally should have knowledge of our industry and should have a background that demonstrates an understanding of the financial and operational aspects, including the associated risks, of a large and complex company. The Governance Committee assesses the effectiveness of its criteria when evaluating new director candidates and when recommending director nominees to the Board.
In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Governance Committee consider a variety of factors, including each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of our needs. For incumbent directors, the factors include preparedness and past performance on the Board. Among other things, the Board believes it is beneficial to include individuals with the following skills and experiences on the Board:

•
Leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

•	Knowledge of our industry, particularly oil refining, logistics operations and retail sales, which is integral to understanding our business and strategy.

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing our business strategy and operating plan.

•	Legal experience, for oversight of our legal and compliance matters.

•	Risk management experience, which is critical to the Board’s oversight of our risk assessment and risk management programs.

•
Financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating our capital structure and overseeing the preparation of our financial statements, and internal controls over financial reporting.

•	Government/regulatory experience, as we operate in a heavily regulated industry that is directly affected by governmental requirements.

•	Strategic planning experience, which is relevant to the Board’s review of our strategies and monitoring their implementation and results.

•	Talent management experience, which is valuable in helping us attract, motivate and retain top candidates for management positions.

•	Public company board service, as directors who have served on other public company boards have experience overseeing and providing insight and guidance to management.
Highlights of the key qualifications and experience of the individual director nominees are set forth under “Items to Be Voted On – Proposal No. 1 – Election of Directors” beginning on page 56.
The Governance Committee periodically considers from time to time suitable candidates for membership on the Board, including candidates recommended by stockholders. Stockholder candidates will be evaluated in accordance with the criteria for director selection described above. With respect to the 2018 Annual Meeting of Stockholders, stockholders wishing to recommend a potential Board candidate for the Governance Committee’s consideration must deliver such recommendation in writing to the Corporate Secretary at the address set forth on page 64 of this Proxy Statement during the period beginning on January 4, 2018, and ending on February 5, 2018, and include the name and contact information of the candidate. Candidates recommended to the Governance Committee in accordance with these procedures also will need to complete a Director and Officer Questionnaire in the form we provide. Stockholders who wish to nominate a director at an annual meeting in accordance with our Bylaws should follow the instructions described under “2018 Stockholder Proposals.”

Tesoro Corporation 2017 Proxy Statement 8

Director Independence

The Board of Directors currently consists of eleven directors, ten of whom are independent. Mr. Goff, who serves as our President and CEO, is not considered to be independent.
The Board undertook its annual review of director independence in March 2017 and reviewed all relevant relationships of each director nominee, including transactions and relationships between each director or any member of his or her immediate family and us, to determine whether any director has relationships or transactions that are inconsistent with a determination that the director is independent. In assessing director independence under the New York Stock Exchange (“NYSE”) standards and our Corporate Governance Guidelines, the Board considered and found to be immaterial, Mr. Chase’s service as a non-executive director of Hess Corporation, which serves as one of our suppliers of crude oil. After reviewing such information, the Board affirmatively determined that each of the following directors has no material relationship with us and has satisfied the independence requirements of the NYSE and our Corporate Governance Guidelines:

Rodney F. Chase	Robert W. Goldman	J.W. Nokes	Michael E. Wiley
Edward G. Galante	David Lilley	William H. Schumann, III	Patrick Y. Yang
	Mary Pat McCarthy	Susan Tomasky
Board Leadership and Committees

Our governance framework permits the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to select the appropriate leadership for the Company based on a number of factors, including the specific needs of the business and what is in the best interest of our stockholders at a given time. Since December 31, 2014, Mr. Goff has served as Chairman of our Board. The Governance Committee and independent directors believe that combining the roles of Chairman and CEO is the best way to reflect the critical nature of strategic and operational issues in the Board structure and to continue the Company’s increased strength and growth by providing greater clarity and focus regarding our operations, outlook and future strategy for investors, other stakeholders and interested parties. Correspondingly, Ms. Tomasky has served as independent Lead Director since December 31, 2014. The Board believes that this structure, combined with strong, active independent directors, at this time provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The independent directors will continue to periodically evaluate what is the Board’s most effective leadership structure.

Role of the Independent Lead Director
The independent Board members elect the independent Lead Director annually. The Lead Director’s responsibilities include the following:
•    Chairs meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, and briefs the Chairman on any substantive concerns, issues or requests arising out of executive sessions and meetings of the independent directors
•    Works with the Chairman in setting the Board agenda by taking into consideration the objectives of management as well as the needs of the Board and its individual committees
•    Works with the Chairman and the General Counsel and Secretary to prepare Board and annual meeting schedules
•    Works with the independent directors to establish and approve appropriate annual goals and objectives for the Chairman, and communicates to the Chairman the results of the formal evaluation conducted by the independent directors of the Chairman’s performance pertaining to established goals and objectives
•    Acts as a liaison between the independent directors and the Chairman and other members of management, and facilitates proper flow of information to the Board
•    Attends by invitation (as scheduling permits) and participates ex officio, but does not vote, in the meetings of the committees on which she does not serve
•    Leads the recruitment and selection of new Board members with the Chairman
•    Maintains a close relationship of trust and mentorship with the Chairman, providing advice and support while respecting executive responsibility
•    Serves as an additional point of contact for stockholders, and communicates with stockholders in those circumstances where the Board determines that direct communication between the Board and stockholders is appropriate

Tesoro Corporation 2017 Proxy Statement 9

The Board of Directors met 12 times during 2016. At 11 of such meetings, the independent directors met in executive session, chaired by Ms. Tomasky, who served as the independent Lead Director of the Board during 2016. The Board generally meets in executive session, led by the independent Lead Director without Mr. Goff or any other members of management present, at each regularly scheduled meeting of the Board.
The Board has four standing committees: Audit Committee, Compensation Committee, Environmental, Health, Safety & Security Committee, and Governance Committee. Each committee's written charter is available on our website at www.tsocorp.com under the heading “Investors” and the subheading “Corporate Governance.” Each director attended more than 75% of the meetings of the Board and committees on which he or he served during 2016. The following table shows each committee's current membership, primary responsibilities and number of meetings held in 2016. Although primary responsibilities may be assigned to a committee, the Board receives regular, detailed reports from each committee and engages in additional discussion and oversight regarding matters of particular concern or importance.

AUDIT COMMITTEE (a)(b)(c)(d)
Ms. McCarthy (Chair) Mr. Chase Mr. Goldman Mr. Schumann Mr. Yang 11 meetings in 2016
•    Appoints and oversees the independent registered public accounting firm, including its qualifications, independence and performance
•    Reviews the scope and results of the audit to be conducted by the independent registered public accounting firm
•    Oversees our corporate accounting and financial reporting practices, including the quality and integrity of our financial statements
•    Oversees the organization, scope and performance of our internal audit function, including the annual internal audit plan
•    Oversees the adequacy and effectiveness of our internal controls over financial reporting, including computerized information system controls and security, and any instances of fraud that involve management or other employees who have a significant role in the Company’s internal controls; as part of this responsibility, the Audit Committee meets regularly with the chief financial officer, chief information officer and controller regarding our technology systems and cyber-security detection and defense measures
•    Oversees compliance with legal and regulatory requirements, including the Company's Code of Business Conduct, and discusses with the General Counsel legal matters that could have a material impact on the Company
•    Reviews our tax strategies and the implications of tax law changes
•    Reviews our policies that govern the processes by which risk assessment and risk management are addressed, as well as our major financial risk exposures and steps undertaken to monitor control these exposures, including mitigations and controls designed to limit our exposure to commercial and commodities risks
•    Considers and recommends to the Board specific financing, dividends and stock repurchase actions, as well as major unbudgeted capital investments
•    Oversees procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, auditing or federal securities law matters, as well as procedures for the confidential and anonymous submission by employees of concerns regarding fraud, questionable accounting or auditing matters and federal securities law matters; meets regularly with the business compliance officer to discuss allegations regarding such matters, as well as claims regarding potential violation of our Code of Business Conduct

Tesoro Corporation 2017 Proxy Statement 10

COMPENSATION COMMITTEE (a)(b)(d)
Mr. Lilley (Chair) Mr. Galante Mr. Nokes Mr. Wiley 5 meetings in 2016
•    Oversees our overall compensation philosophy and reviews industry pay practices, including governmental and regulatory developments
•    Together with the other independent directors, led by the Lead Director, annually reviews and approves goals and objectives relevant to the compensation of the CEO
•    Determines and approves all aspects of direct and indirect compensation for our CEO and other members of our senior management
•    Reviews and approves the selection of peer group companies for comparative purposes for benchmarking compensation, equity and benefit decisions
•    Reviews and approves employment and severance arrangements and change-in-control plans affecting compensation and benefits of the CEO and senior management
•    Approves and oversees the Company's annual incentive compensation program, all equity-based incentive programs, and any other incentive compensation programs in which any senior officer is eligible to participate
•    Oversees tax-qualified and non-qualified retirement plans and post-retirement health and welfare benefit plans
•    Oversees the assessment of risk associated with our compensation programs (such as the Incentive Compensation Program discussed in “Compensation Discussion and Analysis – Elements of Executive Compensation / Pay for Performance” and our commercial trader compensation program)

ENVIRONMENTAL, HEALTH, SAFETY & SECURITY COMMITTEE (a)(d)
Mr. Nokes (Chair) Mr. Galante Mr. Lilley Mr. Wiley 5 meetings in 2016
•    Reviews and approves at least annually our environmental, health, safety and security policies
•    Reviews management’s programs for compliance with our environmental, health, safety and security policies, applicable laws and regulations
•    Reviews periodically with management its environmental, health, safety and security activities with respect to significant legal matters, and emerging or proposed laws or regulations that may have a material effect on our financial results or operations
•    Reviews and assesses periodically our significant environmental, health, safety and security liabilities reported in the financial statements
•    Reviews periodically significant capital expenditures that may have a material environmental, health, safety or security impact or risk exposure

GOVERNANCE COMMITTEE(a)(d)
Ms. Tomasky (Chair) Mr. Chase Mr. Goldman Ms. McCarthy Mr. Schumann Mr. Yang 6 meetings in 2016
•    Recommends candidates for election to the Board
•    Develops and recommends to the Board the criteria for identifying and evaluating director candidates
•    Oversees the annual evaluation of the Board and the committees of the Board
•    Reviews and makes recommendations to the Board regarding the size, leadership structure, organization, composition and functioning of the Board, and the committees of the Board
•    Reviews and recommends to the Board compensation for non-employee directors
•    Makes recommendations to the Board and Company management regarding new director orientation and continuing education for directors
•    Reviews succession plans for our CEO
•    Reviews our charitable and direct and indirect political contributions
•    Reviews and approves our related party transaction policies and procedures

a.	The Board has determined that all members of this Committee meet the independence requirements of the NYSE.

b.	The Board has determined that all members of the Audit Committee and the Compensation Committee meet the additional independence requirements of the NYSE and SEC, as applicable.

c.
The Board has determined that each member of the Audit Committee is financially literate. In addition, the Board has determined that each of Messrs. Chase, Goldman, Schumann and Ms. McCarthy qualifies as an “audit committee financial expert,” as defined by SEC rules. No member of the Audit Committee serves on the audit committees of more than three public companies, including ours.

d.
In connection with his election to the Board, Mr. Galante was appointed to serve on the Compensation Committee and the Environmental, Health, Safety & Security Committee effective March 1, 2016. Effective March 14, 2016, Mr. Yang ceased service on the Environmental, Health, Safety & Security Committee and began serving on the Audit Committee. Effective March 30, 2016, Ms. McCarthy ceased service on the Compensation Committee and began serving on the Governance Committee. In connection with his election to the Board, Mr. Schumann was appointed to serve on the Audit Committee and the Governance Committee effective November 11, 2016.

As independent Lead Director, Ms. Tomasky attends by invitation (as scheduling permits) and participates ex officio, but does not vote, in the meetings of the committees on which she does not serve.

Tesoro Corporation 2017 Proxy Statement 11

Director Orientation and Continuing Education

Our Board believes that robust director orientation and continuing director education programs are an important part of effective corporate governance and enhance both Board and committee performance. We provide new directors with comprehensive orientation, including materials and meetings with management, which familiarizes them with our business, operations and philosophy, industry trends and corporate governance practices. The orientation also addresses Board procedures, our corporate governance principles and our Board committee charters.
Continuing education is provided for all directors through board materials and presentations, discussions with management, visits to our facilities and other sources. In addition, directors are encouraged to participate in outside continuing education programs from time to time to increase their knowledge and understanding of the duties and responsibilities of directors and the Company, regulatory developments and best practices. Periodically, management or the Governance Committee may inform directors about opportunities for continuing education. We reimburse all reasonable expenses for directors’ participation in non-Company continuing education programs.
Board and Committee Performance Self-Evaluations

Each year, our directors evaluate the performance of the Board and each committee on which they serve. As part of Board self-evaluation process, the directors are asked to provide feedback on the Board’s role and effectiveness, relations with management, composition and meetings. Each committee is also asked to consider its role and responsibilities articulated in the committee charter, the composition of the committee and the committee meetings. The self-evaluation responses and comments are compiled by the Corporate Secretary and presented to the Governance Committee for initial review. The responses and comments are also presented to each committee and the full Board for discussion. In addition, our Governance Committee charter and Corporate Governance Guidelines provide that periodically, but not less than once every three years, the Governance Committee will retain a third party to conduct the performance evaluation of the Board. A third-party performance evaluation of the Board was conducted in 2016.
Board of Directors’ Role in Succession Planning

The Board of Directors is responsible for succession planning for the Board, as well as senior management. In addition to routine succession planning efforts by the Board and Governance Committee throughout the year, the full Board engages in a comprehensive management succession planning exercise at least once each year in which it analyzes potential succession candidates across all senior management positions. Although the Board focuses on the senior management team and CEO succession, directors also discuss the talent pipeline for other key roles in the Company. As part of this exercise, the Board reviews skills, competencies and readiness levels of succession candidates and reviews development plans presented by management to ensure that management succession candidates are adequately prepared for planned transitions.

The Board endeavors to regularly refresh its membership through a combination of adding or replacing directors to achieve the appropriate balance of longer-term directors with deep institutional knowledge of the refining, marketing and logistics business and adding directors who bring a diversity of perspectives and experience. For example, because we have several long-tenured directors who are reaching the retirement age discussed above, the Board increased its size to ten directors effective March 1, 2016 and elected Mr. Galante to the Board. The Board further increased its size to eleven directors effective November 11, 2016 and elected Mr. Schumann to the Board. The experience and expertise Messrs. Galante and Schumann bring to our Board is further described in their biographies beginning on page 56.
Board Risk Oversight

The Board oversees risk management, focusing on our most significant risks, and the processes that management has established for assessing and managing risk. The Board delegates oversight of certain categories of risk to designated Board committees, which are composed entirely of independent directors. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee and, for our most significant risks, the Board may engage in additional discussion and oversight.

Tesoro Corporation 2017 Proxy Statement 12

Audit Committee
•    Oversees and reviews our processes for assessing and managing risk, including guidelines and policies that govern the processes to ensure consistency with our risk assessment and risk management policies
•    Oversees and reviews our major financial risk exposures and the steps management has undertaken to monitor and manage them, as well as financial reporting and internal controls
•    Reviews annual reports from management on the results of the annual review and assessments conducted by management, and discussed below, to identify our annual priority risk profile
•    Reviews regular reports from our Vice President of Internal Audit regarding our audit activities throughout the year
•    Reviews quarterly updates from management on our legal and compliance risks
•    Approves an annual internal audit plan, which incorporates our priority risk management activities

Environmental, Health, Safety & Security (“EHS&S”) Committee
•    Oversees environmental, health, safety and security risks and reviews our policies, performance and practices relating to these risks to our employees and assets, and the communities and environment in which we operate
•    Approves an annual environmental, health, safety and security plan that also incorporates priority risks and receives regular reports throughout the year from management and operating personnel of our activities managing those risks

Audit Committee and EHS&S Committee
•    Annually discusses with management, including members of our Executive Committee, our policies and practices with respect to risk assessment and risk management
•    Reviews regular reports from management throughout the year regarding major risks facing us and the steps management has taken to monitor and manage such risks

Board of Directors
•    Annually discusses with management, including members of our Executive Committee, our policies and practices with respect to risk assessment and risk management
•    Reviews regular reports from management throughout the year regarding major risks facing us and the steps management has taken to monitor and manage such risks
•    At least annually, receives an update from management concerning the status and effectiveness of our risk prevention and mitigation activities, emerging risks and risk assessment and management practices
•    Reviews periodic reports from executive management on our strategic risks

Management Risk Committee
Our management risk committee is comprised of senior level business management leadership from our financial, strategic, governance, administrative and operational functions. This group is chaired by the head of our Enterprise Risk Group and reports to the Company’s Executive Committee (consisting of our President and CEO; Executive Vice President, Operations; Executive Vice President, General Counsel and Secretary; Executive Vice President and CFO; and other senior officers in key areas of our organization). Its functions include the following:
•    Facilitates an annual review by our management and subject matter experts to assess and prioritize the risks facing us
•    Continually interacts with the Enterprise Risk Group, which interacts with various levels of our organization to assess the status and effectiveness of risk prevention and mitigation activities, identify emerging risks and facilitate management’s enhancement of our risk assessment and management practices
•    Meets periodically throughout the year to review priority risks, risk prevention and mitigation activities and emerging risks and to facilitate management’s continual improvement of monitoring and managing risks
•    Chair of this committee meets periodically with the Executive Committee to report on its activities
•    At least annually, management provides the Board of Directors an update, based on the work of the management risk committee, concerning the status and effectiveness of our risk prevention and mitigation activities, emerging risks and risk assessment and management practices
•    Subcommittees assess and manage specific risks facing us

Risk Considerations in Our Compensation Programs

In August 2016, our management in consultation with the Compensation Committee’s independent consultant performed an annual assessment of the risks associated with our current compensation programs.  The Compensation Committee reviewed management’s assessment of the compensation programs which cover our employees, including executives and commercial trading personnel, and discussed the concept of risk as it relates to our compensation programs.  The assessment and discussions concluded the following:

•	Tesoro’s compensation programs are designed to reward business results while enabling future success and do not present a material risk to the Company.

Tesoro Corporation 2017 Proxy Statement 13

•	Appropriate pay philosophy and market comparisons support business objectives.

•	Programs appropriately balance fixed compensation with short-term and long-term variable compensation such that no single pay element would motivate employees to engage in excessive risk taking.

•
The characteristics of our annual incentive program design do not encourage behaviors that would create material risk for our company because we cap annual incentive awards at 200% of target and we base these awards on:

o
Corporate, business unit and individual performance goals, with a variety of pre-established performance conditions in each category, thus diversifying the risk associated with any single indicator of performance; and

o	Financial and non-financial performance targets that are objectively determined by measurable and verifiable results.

•
Our long-term incentive program encourages employees to focus on our long-term success by providing a mix of performance shares and market stock units, each of which rewards employees if we meet specified performance goals or our stock price increases. These awards also incorporate pre-established caps to prevent excessive compensation.

•
Our executive stock ownership guidelines ensure our senior executives maintain a substantial stake in our long-term success, strengthening the alignment between the interests of our executives and our stockholders.

We have established a “clawback” policy that allows the Board to recoup annual and long-term incentive compensation received by a senior executive for misconduct resulting in a material financial restatement.  The “clawback” policy is discussed in more detail under the heading “Compensation Discussion and Analysis — Clawback Policy” in this Proxy Statement.
Social Responsibility

Tesoro, including its Board of Directors and management team, is dedicated to operating in a socially responsible manner and our actions are guided by our Core Values and Code of Business of Conduct. Our Social Responsibility Report, which is available on our website at www.tsocorp.com under the heading “Responsibility – Social Responsibility Reports,” outlines our commitments to our people and communities, and to operating in a manner that is safe and environmentally responsible.
Transactions with Related Parties

Except for transactions relating to Tesoro Logistics LP and its subsidiaries, we did not have any transactions with any related party (as described below) requiring disclosure since the beginning of 2016. Our Board has a written related-party transaction policy and procedures that apply to any “interested transaction,” which is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved since the beginning of the last completed fiscal year is or is expected to exceed $100,000, and in which a related party has a direct or indirect material interest. For purposes of the policy, a “related party” includes (1) any person who is or was (since the beginning of the last completed fiscal year), an executive officer, director or nominee for director, (2) any holder of more than 5% of our common stock, and (3) any immediate family member of any of the foregoing.
Our Governance Committee reviews the material facts of all “interested transactions,” and may approve or ratify such transactions, as appropriate. In determining whether to approve or ratify any such transaction, the Governance Committee may consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether there are valid business reasons to enter into the transaction, whether the transaction would impair the independence of a director or present an improper conflict of interest for any director or executive officer, and any other factors it deems relevant.
The Chair of our Governance Committee has the authority to pre-approve or ratify any related-party transaction in which the aggregate amount involved is expected to be less than $1 million. Any such action by the Chair of our Governance Committee must be reported to our Governance Committee at its next regularly scheduled meeting.

Tesoro Corporation 2017 Proxy Statement 14

The Governance Committee has reviewed and pre-approved certain categories of transactions under the terms of the policy. Information on transactions subject to pre-approval is maintained by the office of the General Counsel and provided to the Governance Committee for its review at least annually. The types of transactions deemed pre-approved include:

•	employment of executive officers if the compensation is reported in the annual proxy statement or was approved by the Compensation Committee,

•	director compensation,

•
transactions with other companies at which a related party’s only relationship is as an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues,

•
charitable contributions to an organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) if the aggregate amount involved does not exceed the lesser of $1 million or 2% of that organization’s total annual receipts,

•
certain transactions with Tesoro Logistics GP, LLC (the “general partner” or “TLGP"), Tesoro Logistics LP (“TLLP”) and their subsidiaries (collectively, the “Tesoro Logistics entities”), as described below,

•	transactions where all shareholders receive proportional benefits,

•	transactions involving another public company with a common institutional shareholder,

•	transactions involving competitive bids,

•	regulated transactions, and

•	certain banking-related services.
Pre-approved transactions with the Tesoro Logistics entities include:

•	cash distributions by TLLP to its unitholders,

•	sales of logistics assets by us to the Tesoro Logistics entities if approved by the Board or in certain situations the CEO,

•	pipeline transportation, trucking, terminal distribution, storage and similar services provided by the Tesoro Logistics entities pursuant to long-term, fee-based commercial agreements with us,

•	ongoing performance of the Omnibus Agreement,

•	ongoing performance of the Secondment and Logistics Services Agreement or similar agreements under which we provide the Tesoro Logistics entities with certain operational services, and

•	any other transaction between us and the Tesoro Logistics entities for which the annual aggregate amount involved does not exceed $10 million.
Relationship with TLLP

We own (directly and through our affiliates) approximately 34% of the interests in TLLP, including the 2% general partner interest held by TLGP, our wholly-owned, indirect subsidiary. The general partner manages TLLP’s operations and activities through its officers and directors. Mr. Goff, Steven M. Sterin and Kim K.W. Rucker serve as executive officers of both Tesoro Corporation and TLGP.

Further information about transactions between us, TLLP, and our respective subsidiaries can be found under “Relationship with TLLP” beginning on page 50. Each of those transactions was approved or ratified consistent with our related-party transaction policy.

Tesoro Corporation 2017 Proxy Statement 15

Engaging with our Board

We value our stockholders' input and insights, and we seek an open dialogue to understand your concerns and priorities. Effective Board-stockholder communication strengthens our role as an active, informed and engaged Board. While we believe that in most circumstances the CEO and members of senior management are best positioned to speak for the Company, the Board is ultimately responsible for supervising management’s communication and engagement with stockholders. Management reports to the Board on material stockholder comments and the feedback it receives.
There are several ways to communicate with our Board. Our Corporate Governance Guidelines require the entire Board to attend the annual meeting, absent exceptional circumstances, and for the chairs of each of our committees to be available to respond to stockholder questions regarding our corporate governance practices and views on executive compensation and stockholder proposals. All ten directors then serving on the Board attended the 2016 Annual Meeting of Stockholders.
Stockholders may also request a meeting with our independent Lead Director or with other Board members as appropriate. We evaluate meeting requests on a case-by-case basis, considering several factors, including the utility of the proposed discussion topic, whether the matter is of general concern to stockholders, how the matter may affect our performance, and whether discussions would likely comply with our duties, regulations and our guidelines. Directors may also participate in investor meetings with management from time to time to elicit stockholder views.
You may communicate with Mr. Goff as Chairman of the Board or with our full Board of Directors by writing to:
c/o Chairman of the Board of Directors
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259
You may communicate with Ms. Tomasky as Lead Director or with the independent members of the Board by writing to:
c/o General Counsel and Corporate Secretary
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259
In addition, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with our Audit Committee may do so by writing to:
c/o Chairman of the Audit Committee
Tesoro Corporation
19100 Ridgewood Parkway
San Antonio, Texas 78259

Tesoro Corporation 2017 Proxy Statement 16

Director Compensation
Director Compensation Program

During 2016, the compensation program for our non-employee directors included an annual cash retainer, an annual equity grant of restricted stock units representing the right to receive shares of common stock with dividend equivalent rights (“RSUs”) and the Board and Committee Chair retainers, as set forth below. The RSUs vest one year from the date of grant, which is typically the date of our annual meeting of stockholders. We do not pay management directors for Board service in addition to their regular employee compensation.

2016 Non-Employee Director Annual Retainers and Fees (a)
(a)    In addition to the retainers set forth in the table, we reimburse our directors for travel and lodging expenses that they incur in connection with their attendance at meetings of the Board, meetings of our Board committees and our annual meeting of stockholders.

Cash Retainer	$120,000
Equity Retainer	$160,000
Independent Lead Director Retainer	$75,000
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$20,000
Environmental, Health, Safety & Security Committee Chair Retainer	$15,000
Governance Committee Chair Retainer	$15,000
Directors may elect to defer all or a portion of their cash compensation under the Tesoro Corporation Board of Directors Deferred Compensation Plan. Amounts deferred under such plan accrue interest at the prime rate published in the Wall Street Journal on the last business day of the quarter plus two percentage points.
2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)	Total ($)
Rodney F. Chase	124,946	160,053	—	—	284,999
Edward G. Galante (d)	100,000	187,982	—	—	287,982
Robert W. Goldman	120,000	160,053	3,235	105,000 (f)	388,288
David Lilley	140,000	160,053	4,326	—	304,379
Mary Pat McCarthy	135,054	160,053	3,774	—	298,881
J.W. Nokes	135,000	160,053	—	—	295,053
William H. Schumann, III (e)	16,667	75,903	—	—	92,570
Susan Tomasky	210,000	160,053	—	—	370,053
Michael E. Wiley	120,000	160,053	—	102,000 (f)	382,053
Patrick Y. Yang	120,000	160,053	16,553	—	296,606

(a)
Of the fees earned, the following amounts were elected by the director to be deferred pursuant to the Deferred Compensation Plan into the deferred cash account: Mr. Schumann, $16,667, and Mr. Yang, $120,000.

(b)
The amounts in the table reflect the aggregate grant date fair value of RSUs granted during the fiscal year, calculated in accordance with financial accounting standards. Each non-employee director, other than Mr. Schumann, received an annual grant of 2,035 RSUs on May 3, 2016. Each of Messrs. Galante and Schumann received a prorated annual grant of RSUs upon his respective election to the Board (Mr. Galante, 334 RSUs; Mr. Schumann, 889 RSUs). The table below reflects the total options, phantom stock units and RSUs outstanding as of December 31, 2016 for each non-employee director.

Tesoro Corporation 2017 Proxy Statement 17

Director	Total Options Outstanding	Total Phantom Stock Units Outstanding	Total Restricted Stock Units Outstanding
Rodney F. Chase	—	958	2,035
Edward G. Galante	—	—	2,369
Robert W. Goldman	9,000	1,717	6,567
David Lilley	—	3,874	3,724
Mary Pat McCarthy	—	—	9,024
J.W. Nokes	9,000	761	6,181
William H. Schumann, III	—	—	889
Susan Tomasky	—	—	4,695
Michael E. Wiley	9,000	1,258	2,035
Patrick Y. Yang	—	—	8,821

(c)	The amounts shown represent interest credited under the Deferred Compensation Plan exceeding 120% of the applicable federal rate.

(d)	Mr. Galante was elected to the Board on March 1, 2016.

(e)	Mr. Schumann was elected to the Board on November 11, 2016.

(f)
Messrs. Goldman and Wiley serve on the Board of Directors of Tesoro Logistics GP, LLC (“TLGP”), the general partner of Tesoro Logistics LP. The amounts reflected represent the portion of the annual retainer earned in 2016 and meeting fees paid in 2016 for such service; such retainer is composed solely of cash and neither Mr. Goldman nor Mr. Wiley received TLLP equity units as compensation for their service as directors of TLGP during 2016.

Director Stock Ownership Guidelines

Our Director Stock Ownership Guidelines require each director to hold a number of shares of our common stock (either directly or as restricted stock units including deferred restricted stock units) equal to the number he or she receives in annual equity awards during the first five years of such director's service on the Board. The individual ownership requirements currently range from 889 to 9,863 shares. Directors who have not reached their individual ownership requirement are required to hold all restricted stock units that vest and distribute into common stock. All current directors either meet these guidelines or are on track to do so within the required time period.

Tesoro Corporation 2017 Proxy Statement 18

Executive Compensation – Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation programs and the key executive compensation decisions that were made for 2016. It also explains the most important factors relevant to those decisions. This CD&A provides additional context and background for the compensation earned by and awarded to our named executive officers (“NEOs”), as reflected in the compensation tables that follow the CD&A. Our NEOs for 2016 include the following individuals:

•	Gregory J. Goff, Chairman, President and Chief Executive Officer;

•	Steven M. Sterin, Executive Vice President and Chief Financial Officer;

•	Keith M. Casey, Executive Vice President, Operations;

•	Kim K.W. Rucker, Executive Vice President, General Counsel and Secretary; and

•	Cynthia J. Warner, Executive Vice President, Strategy and Business Development.
2016 Advisory Vote on Executive Compensation
At our 2016 Annual Meeting of Stockholders, our stockholders provided an advisory vote to approve the compensation program for our NEOs disclosed in our 2016 proxy statement the (“Say-on-Pay Proposal”). Stockholders expressed substantial support for the compensation program for our NEOs, with approximately 95% of the votes cast voting in favor of the proposal. Our Compensation Committee, Board of Directors and executive management team took into consideration this high level of support for our executive compensation programs and determined to continue our existing compensation strategy.

In 2016, our Say-on-Pay Proposal garnered 95% stockholder support
Executive Summary

Our Compensation Committee believes in pay-for-performance and approves programs that are aligned with corporate and stockholder goals. To attract and retain top talent, total target direct compensation is determined based upon each executive’s experiences, market factors (including the median of the competitive market) and internal comparisons. Payments under our annual incentive and long-term incentive programs are performance-based and dependent on the achievement of annual and long-term goals approved by the Committee or absolute or relative appreciation in the price of our common stock.

Tesoro's 2016 Performance
We achieved strong financial and operating performance in 2016, despite a challenging market environment characterized by lower refining margins and weaker crude oil differentials. Our compensation outcomes and decisions reflect this performance.
2016 Financial Results
•    Earnings per share from continuing operations of $6.04
•    Dividends per share of $2.10, an increase of 14% over 2015 dividends
•    TLLP's operating income grew 24% from 2015 to $487 million
•    Cash distributions received from TLLP increased by 66% from 2015 amounts to $245 million
•    Returned $499 million to stockholders in 2016 through stock repurchases and dividends
•    Our year-end cash balance was $3.3 billion
2016 Business Results (Highlights)
•    Top Tier personal safety and process safety performance
•    Achieved 93% refining utilization
•    Continued to drive business improvements across the company, including capital and non-capital improvement initiatives, margin improvement initiatives, synergies related to asset acquisitions and similar projects and initiatives
•    Announced our planned acquisition of Western Refining, Inc. on November 17, 2016

Tesoro Corporation 2017 Proxy Statement 19

In light of our business results described above and other considerations, the Compensation Committee’s key decisions in 2016 and early 2017 included:

Pay Element	2016 Actions
Base Salaries
Approved base salary increases ranging from 4.0% to 5.4% in February 2016 for each of our named executive officers, excluding Mr. Goff, as a result of the Compensation Committee’s review of competitive market data and individual performance. Mr. Goff did not receive an increase to his base salary in 2016.

Annual Incentives
Paid 2016 annual incentive program awards in March 2017 to all of our NEOs. Our operating performance and the Compensation Committee’s decisions resulted in payouts for our NEOs between 122% and 132% of target (excluding individual performance adjustments).

Long-Term Incentive Awards
Granted awards in early 2016, which included the following types of awards, each with a three-year performance period:
•    performance shares based on relative total shareholder return;
•    market stock unit (“MSU”) awards that will become eligible for vesting based on our stock price performance over the performance period; and
•    for those NEOs serving as directors, executive officers or in another leadership capacity for TLGP (Messrs. Goff, Sterin and Casey and Ms. Rucker), awards also included performance-based phantom unit awards under the Tesoro Logistics LP 2011 Long Term Incentive Plan. Ms. Rucker's TLGP award was granted upon her commencement of employment on March 14, 2016.

The Compensation Committee believes the actions described above clearly demonstrate our commitment to implementing and executing results-oriented compensation programs that are market-competitive and reflect good corporate governance practices.
Summary of Sound Executive Compensation Practices

In conjunction with our strategic priorities and compensation philosophy, our executive compensation programs effectively align the interests of our NEOs with our stockholders.

What We Do		What We Don’t Do
✓
Align Executive Pay with Company Performance
We reward our executives for delivering value to stockholders while reducing or eliminating overall compensation levels if we do not achieve our goals or consistently underperform our peers.
		✗	Guarantee Payouts on Performance-Based Awards We do not provide performance-based cash or equity awards for unmet performance goals and have no minimum guaranteed payout.
✓
Use Rigorous Performance Goals
We use objective performance-based goals in our annual incentive plan that are rigorous and designed to motivate executive performance. As an example, one of the key metrics under our annual incentive compensation program is EBITDA performance on a margin neutral basis. This excludes the impact on our refining margins of fluctuations in commodity prices, over which management has little influence and avoids over-rewarding executives in periods when margins are high relative to those assumed in our annual business plan.
		✗	Provide Employment Agreements We do not have individual employment contracts with our executive officers.
		✗	Pay Dividend Equivalents on Unvested Long-Term Incentives We do not pay dividend equivalents on unvested or unearned performance share awards.
✓	Grant Performance-Based Long-Term Incentives Executives are granted equity incentives tied to stock price performance measured on both an absolute and relative basis.	✗	Pay Tax Gross Ups We do not provide tax reimbursements to our executive officers.
✓	Cap Incentive Awards Awards under both our annual and long-term incentive plans are capped at 200% of target.	✗	Provide Executive Perquisites Our executive officers are generally not entitled to any special perquisites, with the exception of relocation benefits.

Tesoro Corporation 2017 Proxy Statement 20

What We Do		What We Don’t Do
✓	Double Trigger Equity Acceleration Upon Change in Control Beginning with 2016 grants, equity awards only vest upon certain termination events following a change in control.	✗	Allow Pledging or Hedging of Company Stock We prohibit our directors, officers and employees from pledging or hedging company securities.
✓
Maintain Stock Ownership Guidelines
Our executive stock ownership guidelines ensure our senior executives maintain a substantial stake in our long-term success, strengthening the alignment between the interests of our executives and our stockholders.

✓
Analyze Executive Compensation Risk
Our Compensation Committee, together with management and our independent consultant, annually review our compensation programs to see that they do not encourage imprudent risk.

✓
Retain an Independent Compensation Consultant
Our Compensation Committee has engaged Frederic W. Cook & Co., which it has determined is independent, to review our compensation practices, compare our executive compensation to that of our peers and advise us of good practices regarding compensation matters.

✓
Impose a Clawback Policy
Our compensation recoupment or “clawback” policy provides that in the event of a material restatement of financial results due to misconduct, our Board will seek to recoup such compensation to any SVP or above whose misconduct caused or significantly contributed to the material restatement.

Compensation Philosophy

Our compensation philosophy is to offer competitive compensation and benefit programs that will attract and retain the talented executives and employees who are critical to executing our strategic priorities and who exemplify our core values.
Our executive compensation programs are comprised of a mix of fixed and variable cash and equity-based pay with a significant portion of actual total compensation dependent on meeting financial and operational objectives, as well as the performance of our stock.
Our executive compensation programs are designed to:

•	Reward leaders for delivery of outstanding business results and driving a performance-oriented culture;

•	Promote and sustain exceptional performance over time to generate long-term growth in stockholder value; and

•	Promote our guiding principles, which are core values, exceptional people, shared purpose, powerful collaboration and superior execution.
Our approach allows us to reward our executives for delivering value to stockholders while reducing or eliminating overall compensation levels if we do not achieve our goals or consistently underperform our peers.
Our Compensation Committee and Compensation Decision-Making Process

All compensation actions for our CEO and other NEOs are approved by our Compensation Committee. The CEO, members of management from Human Resources, and either the General Counsel or one of our Assistant Secretaries attend regular Committee meetings and provide information, analysis, additional perspective, and proposals for changes, as requested.
The Committee meets, together with the Committee’s compensation consultant, outside the presence of the NEOs and all other executive officers to consider appropriate compensation for our CEO, taking into consideration an annual review of the CEO’s performance by the independent members of the Board. The Board and our CEO mutually agree upon a list of individual goals during the first quarter of each year, and the CEO formally reviews his performance against the goals with the Board during and following the year close. The independent Board members, led by Ms. Tomasky as independent Lead

Tesoro Corporation 2017 Proxy Statement 21

Director, evaluate the CEO’s performance. The Committee uses this performance evaluation, market data and input from its compensation consultant to make key decisions regarding the CEO’s base salary, annual cash incentive award payout and long-term equity incentive awards.
Overall target compensation and grants of long-term equity incentive awards for other members of senior management, including the other NEOs, are generally based on market data as described below under “Comparative Analysis,” and internal equity considerations. Each year, the CEO completes an evaluation of each NEO’s performance, taking into consideration factors such as leadership in accordance with our guiding principles, financial and operational results, individual contributions in obtaining those results and achievement of individual goals. Our CEO then makes recommendations to the Committee regarding compensation for members of senior management, including the other NEOs. The Committee considers the CEO’s recommendations, our financial and operational results for the prior fiscal year, and the comparative analysis described below under “Comparative Analysis”, when making decisions on base salaries, annual cash incentive targets, any discretionary adjustments under our annual cash incentive program, and long-term equity incentives.
Compensation Consultants

Role of the Compensation Consultant
The Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) as its compensation consultant for 2016. FW Cook reviews our compensation practices and advises the Compensation Committee on regulatory developments and market trends related to executive compensation practices. In particular, FW Cook provided research, data analyses, survey information and design expertise in developing our compensation programs. This advice assisted the Compensation Committee in creating incentives for short-term and long-term performance and mitigating risk to the Company. FW Cook also assisted in the preparation of our peer group analysis, as discussed in further detail below under “Comparative Analysis.” The Compensation Committee gives serious consideration to FW Cook’s counsel as part of its decision-making process, but FW Cook does not determine the exact form or amount of executive compensation for any of our executive officers.
Selection and Independence
The Compensation Committee ensures that its compensation consultant meets the independence standards of the New York Stock Exchange. During 2016, FW Cook provided no services to us other than its executive compensation advice to the Compensation Committee.
In February of 2016 and 2017, the Compensation Committee considered:

•	FW Cook's provision of other services to us;

•	the amount FW Cook billed us, as a percentage of FW Cook's total revenue;

•	FW Cook's policies and procedures that are designed to prevent conflicts of interest;

•	any business or personal relationship of the FW Cook consultants with members of the Compensation Committee ;

•	any of our stock owned by the FW Cook consultants; and

•	any business or personal relationship of the FW Cook consultants with any of our executive officers.
After considering the foregoing factors, the Compensation Committee determined that FW Cook is independent and that FW Cook's work with the Compensation Committee during 2016 has not raised any conflicts of interest.
Comparative Analysis

For determining pay decisions during 2016, we used an enhanced compensation peer group developed in coordination with FW Cook. The new peer group reflects our recent growth and complexity of our business. Elements of the prior peer group's selection criteria resulted in a peer group that was heavily-weighted with utilities companies.
The compensation peer group was developed based upon the guiding principles that the compensation peer group should include a sufficient number of companies to minimize year-over-year volatility in compensation data; selection criteria should be objective where possible and include similar scale, industry, and business characteristics that reflect our current circumstances as well as our business direction; and companies should be US-based to facilitate compensation comparisons.

Tesoro Corporation 2017 Proxy Statement 22

Based on the principles outlined above, the following selection criteria were used to develop the compensation peer group:

•	Asset/Capital intensive nature;

•	Primarily manufacturers in industries such as oil and gas, chemicals, forest products and utilities in which commodity prices heavily influence profitability;

•	Environmentally and safety focused;

•	Highly regulated business or core operations that are likely to be significantly impacted by proposed regulations;

•	Operate a number of fixed manufacturing sites or plants; and

•	Companies should generally be no less than one-third and no greater than three times our size as measured by revenue, total assets, and market capitalization.
The members of our compensation peer group, which was used by FW Cook during the annual assessment of total compensation for senior executives presented to the Compensation Committee in October 2015, are included in the table below. For purposes of measuring performance to determine payouts associated with the performance shares granted during fiscal 2016, we used a separate performance peer group, as discussed in more detail below under “Long-Term Incentives.”

Alcoa Inc.	Honeywell International Inc.	Plains All American Pipeline, L.P.
Celanese Corporation	International Paper Company	PPG Industries Inc.
Dow Chemical	Kimberly-Clark Corporation	The Goodyear Tire & Rubber
DuPont	LyondellBasell Industries NV	United States Steel Corp.
Eastman Chemical Co.	Marathon Petroleum Corporation	Valero Energy Corporation
Eaton Corporation plc	Mosaic	Western Refining, Inc.
Hess Corporation	Nucor Corporation	Williams Companies, Inc.
HollyFrontier Corporation	Phillips 66

Comparative information for the compensation peer group is as follows:

	Revenue (Calendar Year 2014)	Total Assets (as of 12/31/14)	Market Capitalization (as of 7/31/15)
Peer Group Median	$21.1 billion	$24.3 billion	$20.1 billion
Peer Group Range	$6.8 billion to $164.1 billion	$5.7 billion to $68.8 billion	$2.9 billion to $82.4 billion
Tesoro	$40.6 billion	$16.6 billion	$12.1 billion

In addition to data from the compensation peer group, FW Cook also provided data to the Compensation Committee from the following resources to confirm and enhance the compensation peer group market study:

•
Supplemental general industry benchmarking data for key functional positions (such as Chief Financial Officer and General Counsel) since the skills associated with these positions can more easily be applied to companies outside our compensation peer group; and

•	Industry specific data from the Towers Watson Oil Industry Group (OIG) survey.

Tesoro Corporation 2017 Proxy Statement 23

Elements of Executive Compensation / Pay for Performance

This section highlights how and why we believe the Company’s compensation programs are designed to create a pay for performance culture. Our executive compensation programs are comprised of a mix of fixed and variable cash and equity-based pay with a significant portion of actual total compensation dependent on meeting financial, operational, environmental and safety objectives. Our executive officers receive their maximum reward opportunity only if the Company performs exceptionally well, and our stockholders benefit from that performance.

Compensation Element	Objective	Key Features	Performance-Based / At Risk?
Base Salary	Reflects executive responsibilities, job characteristics, seniority, experience and skill set; designed to be competitive with those of comparable companies with which we compete for talent	Reviewed annually and subject to adjustment based on market factors, individual performance, experience and leadership	✗
Annual Cash Incentive	Rewards executives’ contributions to the achievement of predetermined corporate, business unit and individual goals	Compensation Committee establishes performance measures to best align performance relative to meeting financial, operational, environmental and safety goals ultimately driving stockholder value	✓ Pays out only based on achievement of established measurable goals; does not pay out if established threshold goals are not achieved
Performance Shares (Long-Term Equity Awards)	Correlates executives’ pay with increases in shareholder value measured over a three-year period	Following periods of low relative shareholder return, executives realize little or no value. Following periods of high relative shareholder return, executives may realize substantial value	✓ Pays out only based on increased relative shareholder value; may not vest depending upon shareholder return
Market Stock Units (Long-Term Equity Awards)	Incentivizes management contributions to long-term increases in shareholder value; retains executives in the competitive energy market	A portion of executive compensation is paid in stock units with the number of shares earned based on our stock price performance over a three-year period	✓ Awards are not paid if the average closing stock price prior to the end of the three-year period decreased by more than 50% from the average closing stock price when awards were granted
Our emphasis on variable or “at risk” components of incentive pay results in actual compensation ranging above or below targeted amounts based on the achievement of the objectives established in our annual and long-term incentive plans and changes in the value of our stock. While the Compensation Committee assesses each compensation component separately, the aggregate total direct compensation is considered in the context of the overall pay determination. Our strategy also includes ongoing evaluation and adaptation, as necessary, of our compensation programs to ensure continued alignment between company performance and pay.

Tesoro Corporation 2017 Proxy Statement 24

Elements of 2016 Target Compensation
as a Percent of Total Direct Compensation(a)

(a)
These compensation elements are based on our CEO’s and other NEOs’ targeted compensation opportunities on an annualized basis, which may differ from the amounts shown in the Summary Compensation table and Grants of Plan-Based Awards table below. 89% of Mr. Goff’s 2016 target compensation and 77% of the other NEOs’ 2016 target compensation was considered “at-risk” because it was based upon achieving specific performance measures.

Base Salaries
Base salaries for our NEOs are reviewed each year relative to market competitive data as well as other relevant considerations described above. On January 28, 2016, the Compensation Committee approved an increase in the base salaries for certain NEOs, each effective February 7, 2016, as part of the annual compensation review process which includes analysis of market competitive data for total direct compensation and the NEOs’ respective performance, roles and responsibilities. These decisions resulted in the base salaries for each of the NEOs shown below. Mr. Goff's base salary was not increased in 2016.

Name	Before 2/7/2016	Effective 2/7/2016
Gregory J. Goff	$1,600,000	$1,600,000
Steven M. Sterin	726,000	765,000
Keith M. Casey	675,000	710,000
Kim K.W. Rucker (a)	—	775,000
Cynthia J. Warner	625,000	650,000
(a) Ms. Rucker's base salary was effective upon her commencement of employment on March 14, 2016.
Annual Performance Incentives
We believe that annual cash based incentives promote management’s efforts to drive the achievement of annual performance goals and objectives, which in turn help to create additional stockholder value. In January 2016, the Compensation Committee approved the 2016 incentive compensation program (the “2016 ICP”) based on management’s recommendation. The 2016 ICP structure approved for our senior executives was similarly used for our salaried and hourly incentive-eligible employees and provides all employees under the program with the same upward and downward bonus opportunity (0% below threshold; 50% at threshold; 100% at target; 200% at maximum). The calculation of total 2016 ICP bonus payout to an employee is determined as follows, with each element further described below.

Total ICP Bonus Payout	=	[	Bonus Eligible Earnings	x	Target Bonus %	x	% Overall Performance Achieved(a)	]	+/-	Individual Performance Adjustment(b)

Tesoro Corporation 2017 Proxy Statement 25

(a) For Mr. Goff, this is a weighted average blended rate composed of corporate performance objectives. For all other NEOs, this is a weighted average blended rate composed of corporate performance rate and business unit rate.
(b) Calculated as a percentage of the individual target bonus opportunity (bonus eligible earnings multiplied by target bonus percentage).
Bonus Eligible Earnings is based on salary earned during the 2016 calendar year.

Target Bonus Opportunities (%) for our NEOs are approved by the Compensation Committee based on analysis of market-competitive data of our compensation peer group, while also taking into consideration our compensation philosophy and other factors, such as internal equity and individual contributions. Our NEOs’ 2016 target bonus opportunities, as a percentage of base salary earnings for the year, were as follows: Mr. Goff – 160%, Mr. Sterin – 100%, Mr. Casey – 100%, Ms. Rucker – 95%, and Ms. Warner – 90%.
Performance Objectives for Determining Overall Performance Achieved (%)
The ICP structure uses a mix of objectives designed to focus management on key areas of performance. For Mr. Goff, 2016 ICP payouts were determined by performance against pre-established performance levels for our overall corporate performance. For the other NEOs, 2016 ICP payouts were determined by performance against pre-established performance levels for two components (corporate performance and business unit performance), as detailed below. Business unit performance was added for the NEOs, other than Mr. Goff, because each of them has responsibility for a specific business unit or several business units. The majority of the weightings between corporate and business unit performance is 50% corporate and 50% business unit. For certain administrative functions, a heavier weighting is applied to corporate performance to create strong alignment to corporate goals and ensure harmonization of efforts across administrative and operating functions.

Name	Weighting of Corporate Performance	Weighting of Business Unit Performance	Business Unit (a)
Goff	100%	N/A	N/A
Sterin	70%	30%	Accounting, Corporate Development, Finance and Information Technology
Casey	50%	50%	Commercial, Marine, Marketing and Supply Chain
Rucker	70%	30%	Legal and Corporate Affairs
Warner	50%	50%	Refining, Logistics and EHS&S
(a) Prior to August 2016, Mr. Casey had responsibility for the Refining, Logistics and EHS&S business units and Ms. Warner had responsibility for Corporate Development business unit. The performance of each applicable business units was incorporated into each of their 2016 ICP payouts.

Our corporate performance results and results of the individual business units may be adjusted to take into account unplanned or unanticipated business decisions or events that are outside of management’s control, unusual or non-recurring items, and other factors, as approved by the Compensation Committee, to determine the total amount, if any, available under the 2016 ICP.

Component 1 – Corporate Performance

The first component of the ICP was our corporate performance, including the earnings before interest, taxes, depreciation and amortization (EBITDA), cost management, business improvement, and safety and environmental measures described below (ranked in order of weighting).

•
EBITDA, at 50%, was the most heavily weighted metric of this component because we believe that significant improvements in EBITDA drive cash flow, provide financial strength, and increase stockholder value. Targets for this component are based on our annual business plan. We measure EBITDA performance on a margin neutral basis by excluding the impact on our refining margins of fluctuations in commodity prices, over which management has little influence. We take this approach to avoid over-rewarding executives in periods when margins are high relative to those assumed in our annual business plan or, conversely, to under-reward executives when they optimize profitability in less favorable market conditions. To ensure results achieved do not reflect positive or negative impact of market factors, we adjust reported EBITDA by the amount of the difference between actual and budgeted results for refining margins multiplied by budgeted throughput. We recognize that the use of EBITDA on a margin neutral basis to assess our performance is different from our reported results, but we believe that it more accurately reflects the efforts and results of management and our employees to meet and exceed performance objectives and goals without the influence of fluctuating prices and margins on compensation or goal setting. Similarly, we made

Tesoro Corporation 2017 Proxy Statement 26

adjustments for the 2016 ICP to exclude the impact of inventory valuation adjustments related to changes in commodity prices.

•
Controllable cost management is weighted at 17.5% of this component because it is clearly within the control of our employees and key to our performance. Targets are based on our annual business plan that is reviewed by the Board. This metric is measured as total cash costs excluding annual incentive compensation program, stock-based compensation expense, non-controllable expenses for post-retirement employee benefits (pension, medical, life insurance) and insurance (property, casualty and liability), spill prevention costs and environmental accruals and benefits. It includes allocations of refining maintenance and labor to capital projects. Refining energy variable costs and internally produced fuel consumption are market adjusted to budget-assumed prices.

•
Business Improvement is weighted at 17.5% of this component and includes capital and non-capital improvement initiatives, margin improvement initiatives, synergies related to asset acquisitions and similar projects and initiatives. For purposes of our incentive compensation program, we only count as Business Improvement actual annual improvements, recognized and verifiable for the first full 12 months after an improvement has been established. We exclude projects or initiatives that, although beneficial to stockholders, are targeted to avoiding increased costs or result in lower tax or interest expense.

•
Personal safety, process safety and environmental safety, each weighted at 5%, are critical to the success of our Company and reflect our ability to operate our assets in a safe and reliable manner. Because we believe in continuous improvement, each of our safety metrics is measured by improvement compared to the average incident rate for the prior three year period.

Tesoro Corporation 2017 Proxy Statement 27

See discussion above for explanation of metrics.

These components resulted in a weighted average overall performance on the corporate component of 127%.

Calculation and Adjustment of Corporate Performance:

•
To ensure results achieved do not reflect positive or negative impacts of market factors, EBITDA performance for ICP purposes is adjusted by the amount of the difference between actual and budgeted results for the Tesoro refining margin index times budgeted throughput. In prior years, the effect of adjusting EBITDA to a margin neutral basis has generally resulted in ICP EBITDA being below reported EBITDA, thereby reducing ICP payouts. In 2016, the margin neutral EBITDA used for purposes of calculating ICP awards (as discussed below) was adjusted upward to $3.025 billion from our reported EBITDA of $2.4 billion to eliminate the estimated impact of the challenging market environment. We recognize that the use of EBITDA on a margin neutral basis to assess our performance is different from our reported results, but we believe that it more accurately reflects the efforts and results of management and our employees to meet and exceed performance objectives and goals without the influence of fluctuating prices and margins on compensation or goal setting. We believe this margin neutralization feature will likely continue having varying impacts in future years. Additionally, for the 2016 ICP we made an adjustment to exclude the impact of a $359 million benefit for a non-cash lower-of-cost-or-market (LCM) inventory adjustment that we recognized in our 2016 financial statements due to increases in 2016 in the prices for crude oil and refined products compared to historical amounts.

Tesoro Corporation 2017 Proxy Statement 28

•
For the calculation of both the EBITDA and cost management components, the Compensation Committee has the discretion to take into consideration special items, including decisions that have a material impact on our results compared to budget, unusual items and non-recurring items. For calculating the 2016 ICP results shown above, the Committee considered an accounting adjustment associated with the deconsolidation of Rendezvous Gas Services, L.L.C. and proceeds from insurance and legal settlements, which generally offset each other except for a $2 million positive impact.

The corporate performance component of the ICP also determines the overall funding of the program for all of the Company’s employees. While individual business unit results vary, the total payout for all business units is equal to the 127% funded value reflecting corporate performance.
Component 2 – Business Unit Results

The second 2016 ICP component was more specifically tailored to the performance of the individual’s business unit. Our business unit goals are directly aligned with our corporate objectives and are measured using common criteria to promote consistency throughout the organization. Business unit criteria include safety and environmental, cost management, improvements in EBITDA, value creation initiatives and business improvement initiatives. Like the overall structure of the 2016 ICP, the business unit targets were set at stretch levels that were challenging and would generate significant value for our stockholders. Business unit targets are not disclosed because such information is confidential and disclosure of such information would cause competitive harm to us.
Individual Performance Adjustments
The Committee also has discretion to adjust individual awards based on their assessment of an individual executive’s performance relative to successful achievement of goals, business plan execution, and other leadership attributes. Adjustments are calculated as a percentage of an individual target bonus opportunity (bonus eligible earnings multiplied by target bonus percentage).

The Committee approved a 15% upward adjustment for Mr. Goff in recognition of his leadership as evidenced by the Company's strong financial performance and marked excellent progress in executing our growth and productivity improvement strategies. In recognition of the strong leadership and contributions made in positioning the Company for further growth, the Committee approved upward adjustments for both Mr. Sterin and Ms. Rucker (25% and 20%, respectively).
Actual Performance and Payouts

The table below provides the specific bonus targets, level of achievement (including the adjustments described above), individual performance adjustment, and annual bonus payment for each NEO for 2016:

Name	Bonus Eligible Earnings ($)	Target Bonus %	Overall Performance Achieved (rounded to the nearest whole percentage)	Calculated Bonus Payout ($)	Individual Performance Adjustments (% Increase/ Decrease) (a)	Total Bonus Payout ($)
Goff	1,600,000	160%	127%	3,251,200	15%	3,635,200
Sterin	760,500	100%	123%	935,415	25%	1,125,540
Casey	705,961	100%	131%	924,810	—	924,810
Rucker	611,058	95%	122%	708,216	20%	824,317
Warner	647,115	90%	132%	768,773	—	768,773
(a) Calculated as a percentage of the individual target bonus opportunity (bonus eligible earnings multiplied by target bonus percentage).
Long-Term Incentives
We believe that our senior executives, including our NEOs, should have their interests aligned with those of our stockholders. Accordingly, we believe that these executives should have a considerable portion of their total compensation tied to stock price performance in the form of equity incentives. For our NEOs, the Compensation Committee approves a target award value for long-term incentives based on analysis of market-competitive data of our compensation peer group. In addition, other factors such as internal equity and individual contributions are considered. These decisions resulted in the long-term incentive target values granted in 2016 to each of the NEOs shown below.

Tesoro Corporation 2017 Proxy Statement 29

Our long-term incentive awards for existing employees recognize the importance of pay for performance while addressing employee retention through the grants of performance shares. For most of our senior officers, including Ms. Warner, 50% of the total award value is in the form of performance shares and 50% is in the form of market stock units (“MSUs”). However, for those NEOs who also served as directors or in leadership roles of TLGP at the time of grant, we awarded 25% of their total award value in the form of TLLP phantom units to align a portion of the NEO’s incentives with TLLP’s unitholders, with the remainder evenly split between performance shares and MSUs. The mix of equity awards is intended to align long-term incentive compensation with specific performance measures, including stock price performance. The allocation of awards between performance shares and MSUs is designed to provide a balance between the retentive value of MSUs (tied to absolute shareholder return) with the belief that pay should also be closely aligned with relative performance. In order to determine the exact number of performance shares or MSUs granted to an individual, we divide the targeted value by the average stock price for the 30-trading day period preceding the grant date. To derive a grant date fair value for equity based awards, we then apply a valuation factor (provided by Aon Hewitt) that is determined using the Monte Carlo simulation valuation method and takes into account a number of assumptions, including the estimated stock price volatility, the assumed risk free rate of return, dividend yields and the possibility that the market conditions may not be satisfied.
The components of the long-term incentives granted to our NEOs in late January and early February 2016 were as follows:

	Performance Shares	Market Stock Units	Tesoro Logistics LP Phantom Units
Performance Drivers	• Total Shareholder Return (TSR) relative to the Tesoro performance peer group	• Stock Price Performance including dividends	• Relative Total Unitholder Return (TUR) compared to the TLLP performance peer group
Objectives	• Use of a relative performance metric to drive successful execution of strategy	• Combine retentive value of restricted stock with the ability to reward for stock price appreciation	• Use of a relative performance metric to drive successful execution of strategy
Program Design	• Typically awarded each February • At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target grant based on the relative performance of TSR
•    Typically awarded each February
•    Also awarded to certain new management hires
•    At the conclusion of the three-year performance cycle, the number of shares issued range from 50% to 200% of the target units based on stock price performance for the 30 days prior to vesting compared to the 30 days prior to grant

•    Typically awarded by the TLLP Board each February to management directors
•    Grants are coordinated with Tesoro’s Compensation Committee
•    At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target grant based on the relative performance of TUR

Tesoro Corporation 2017 Proxy Statement 30

In determining the number of shares or units granted and paid out at the end of the performance period, we use an average stock price of the 30-trading days leading up to the date of grant or end of the performance period. This approach lessens the impact of daily stock price volatility on the number of awards granted and value of the ultimate payout. The components of the long-term incentives granted to Messrs. Goff, Sterin and Casey and Mmes. Warner and Rucker in 2016 were as follows:

Components of 2016 Target Value of Long-Term Incentive Awards

Total Target Grant Value(a): Mr. Goff(b): $10,500,000 Mr. Sterin(c): $2,130,000 Mr. Casey (d): $2,130,000 Ms. Rucker (e): $1,600,000	Total Target Grant Value(a): Ms. Warner: $1,400,000 Ms. Warner did not serve in a leadership role for TLGP and, therefore, received a different LTI allocation than the other NEOs

(a)
Due to rounding in the grant of equity units, changes in our stock price between the date on which the awards were determined and the date the awards were granted, and accounting assumptions utilized in valuing equity awards, the target grant value may differ from the actual value granted.

(b)	Mr. Goff served as Chief Executive Officer for TLGP and Chairman of the TLGP Board of Directors.

(c)	Mr. Sterin served as Vice President, Chief Financial Officer for TLGP and as a member of the TLGP Board of Directors.

(d)	Although Mr. Casey does not serve as a director or officer of TLGP, at the time of the grant he did serve in a leadership capacity over the Logistics function of Tesoro.

(e)	Ms. Rucker served as Vice President and General Counsel for TLGP.
Performance Share Awards (“PSAs”)
PSA Grants. Performance share awards granted in 2016 pay out between 0% and 200% of target based on achievement with respect to the applicable performance goal.

•
The performance peer group is comprised of HollyFrontier Corporation, Marathon Petroleum Corporation, Phillips 66, Valero Energy Corporation, and PBF Energy, Inc. (together, the “LTI Performance Peer Group”), and the Energy Select Sector SPDR® (the “XLE Energy Index”) and the Standard & Poor’s 500 Index (the “S&P 500”). The LTI Performance Peer Group includes refining and marketing companies that have common characteristics with us. These common characteristics are not necessarily shared by other companies in our compensation peer group, or by some of our larger competitors within the oil and gas industry. We think it is appropriate to measure our performance against the LTI Performance Peer Group for relative TSR purposes because we believe investors view our businesses in a similar manner. Use of the XLE Energy Index will reflect our performance against a broader index of our industry, and use of the S&P 500 will reflect our performance against a broader index of large-cap common stock companies. We refer to the LTI Performance Peer Group, the XLE Energy Index and the S&P 500, collectively, as the “LTI Comparator Group”.

•
Performance shares earned are based on our relative Total Shareholder Return (“TSR”) from January 1, 2016 through December 31, 2018 measured against the LTI Comparator Group. For purposes of the 2016 awards, TSR is defined as the appreciation in our stock price during the performance period (in dollars). Normal dividends are assumed to be reinvested in stock on the date the dividend is paid, and special dividends are not included in the calculation. Beginning with the 2016 grant, TSR will be measured using a full 3-year period to align with the most prevalent practice. Prior to the 2016 grant, TSR was measured using the average of three discrete one-year TSR calculations during the performance period. For the TSR metric, our performance share award payout is determined in accordance with the following table. Payouts between points shown below will be adjusted accordingly.

Tesoro Corporation 2017 Proxy Statement 31

•
The actual number of performance share awards earned at the end of the performance period will be equal to the target number of performance share awards granted multiplied by our performance share payout percentage with respect to the following table.

Tesoro Corporation TSR v. LTI Comparator Group TSR	Payout %
33.33% or more below LTI Comparator Group Median	0% (Threshold)
30% below	10% of Target
20% below	40% of Target
10% below	70% of Target
0% of LTI Comparator Group Median	100% (Target)
10% above	130% of Target
20% above	160% of Target
30% above	190% of Target
33.33% or more above LTI Comparator Group Median	200% of Target (Maximum)

•
The executive officers that received performance share awards in 2016 have the right to receive dividend equivalents with respect to such performance share awards based on the actual level of payout. The accrued dividend equivalents are paid in cash at the time the underlying performance share awards are distributed, but only to the extent the underlying performance share awards vest.

PSA Payouts. Tesoro’s grants of performance share awards to executive officers made in 2012 and 2013 were benchmarked against the Company’s TSR and against Returns on Capital Employed (“ROCE”), which differs from the TSR-only awards described above. Tesoro’s grants of performance share awards to executive officers made in 2012 and 2013 were paid subsequent to the proxy statement for our 2015 annual meeting of stockholders as follows:

Grant Date	Certification Date	Performance Period	PSA Performance Measure	Actual Performance	Vesting Percentage
February 2013	April 2016	1/1/2013 – 12/31/2015	ROCE element	Tesoro’s average ROCE was 17.79% compared against the average ROCE of 19.21% for the peer group assigned at the time of grant	93%
February 2014	January 2017	1/1/2014 – 12/31/2016	TSR element	Comparatively against the relative peer group assigned at the time of grant, Tesoro’s average TSR of 21.44% ranked first among six comparators and outperformed the median index TSR of 7.75% by 13.69%	141.08%
These payouts are reported in “Executive Compensation – Compensation Tables and Narratives – Option Exercises and Stock Vested in 2016.”
Market Stock Units
MSU Grants. As described above, MSUs were also granted in 2016. A MSU award is a grant of stock units in which the number of shares earned at vesting is based on our stock price performance over the performance period. MSUs replace traditional time-vested awards in order to directly align long-term incentive pay with stock price performance. The MSUs granted in 2016 will become eligible for vesting, based on stock price performance and continued employment, at the end of a 36-month performance period beginning on January 28, 2016 and ending on January 28, 2019. Upon vesting, the number of shares earned will be determined as follows:

Shares Earned at Vesting	=	# of Targeted MSUs at Grant	x	[	Average closing stock price for the 30 trading days* prior to the Vesting Date	]
Average closing stock price for the 30 trading days* prior to the Grant Date
*Normal dividends are assumed to have been reinvested on the date paid in order to calculate the average 30-trading day stock price.
However, there is no payout if the average closing stock price for the 30 trading days prior to the vesting has decreased by 50% or more from the average closing stock price for the 30 trading days prior to the grant date. In addition, the number of units that may be issued upon payout is capped at 200% of target.

Tesoro Corporation 2017 Proxy Statement 32

MSU Payouts. Tesoro’s grants of MSUs to executive officers made in 2014 were paid during early 2017 as follows:

Grant Date	Certification Date	Performance Period	Average closing stock price for the 30 trading days* prior to the Grant Date	Average closing stock price for the 30 trading days* prior to the Vesting Date	Vesting Percentage (to be multiplied by Target Units for # of Shares to be Issued)
February 2014	February 2017	2/4/2014 – 2/4/2017	$54.87	$89.43	162.98%
* Normal dividends are assumed to have been reinvested on the date they are paid in order to calculate the average 30-trading day stock price.
These payouts are reported in “Executive Compensation – Compensation Tables and Narratives – Option Exercises and Stock Vested in 2016.”
TLLP Equity Awards

Messrs. Goff, Sterin and Casey and Ms. Rucker are executive officers of Tesoro, and in addition to rendering services to Tesoro, they devoted some of their professional time to TLLP during 2016. For Messrs. Goff, Sterin and Casey and Ms. Rucker, 25% of their total 2016 long-term incentive value, approved by the Compensation Committee, was delivered in the form of performance phantom units of TLLP. The TLLP performance phantom units will vest based on the achievement of relative total unitholder return over a performance period from January 1, 2016 through December 31, 2018 as compared to a peer group of companies. The peer companies are listed below. These companies were selected based on the TLGP Board’s view that key stakeholders compare TLLP’s business results and relative performance with these companies.

Boardwalk Pipeline Partners, L.P.	EQT Midstream Partners LP	Sunoco Logistics Partners L.P.
Buckeye Partners, L.P.	Genesis Energy LP	ONEOK Partners, L.P.
DCP Midstream Partners LP	Holly Energy Partners L.P.	Western Gas Partners LP
Enbridge Energy Partners, L.P.	Magellan Midstream Partners LP
EnLink Midstream Partners, LP	NuStar Energy L.P.
The payout will range from none of the units vesting to vesting of 200% of the units as shown below. Vesting between the percentile performance levels is determined by straight-line interpolation.

Relative Total Unitholder Return	Payout as a % of Target
90th percentile and above	200%
75th percentile	150%
50th percentile	100%
30th percentile	50%
Below 30th percentile	—
The TLLP performance units granted to executives in February 2014 represented the right to receive common units at the end of the January 1, 2014 to December 31, 2016 performance period depending upon TLLP’s achievement of relative total unitholder return against a defined performance peer group. TLLP’s total unitholder return of 5.43% ranked in the 33rd percentile, which resulted in a payout of 58.33% of the target amount. Such units were paid in February 2017 and are reported in under “Executive Compensation – Compensation Tables and Narratives – Option Exercises and Stock Vested in 2016.”
Executive Benefits
To promote consistency with overall competitive practices and our compensation philosophy, our executive officers are generally not entitled to any perquisites. However, in order to remain competitive and attract quality executives, we continue to allow executives to participate in our relocation program, which is generally available to all management. Our executive officers do not receive a tax gross-up associated with any relocation benefits. This program also includes a recoupment provision in the event employment is terminated within a one-year period.
We provide health and welfare benefits and maintain non-contributory qualified and non-qualified retirement plans that cover officers and other eligible employees. Retirement and health and welfare benefits provided to our NEOs are designed to be consistent in value and aligned with benefits offered by companies with whom we compete for talent. See the discussion under the heading “Retirement/Pension Benefits in 2016” for a description of the retirement plans.

Tesoro Corporation 2017 Proxy Statement 33

Change-in-Control and Termination Arrangements
On January 12, 2011, the Board approved an Executive Severance and Change-in-Control Plan (the “Plan”). The Plan reduces uncertainty for certain executives in the event of a change-in-control or other events affecting our Company’s existence and provides a benefit in the event of the termination of employment of certain executives, including each of our NEOs, under certain conditions that are beyond the executive’s control. The Plan, which does not provide for excise tax gross-ups for retirement benefits, is market competitive with amounts payable to executives terminated involuntarily or upon a change-in-control event, is consistent with stockholder-friendly pay practices and eliminates the need to offer new individuals employment agreements. Our severance and change-in-control provisions for our NEOs are summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.
Omnibus Agreement with TLLP
Under the terms of an omnibus agreement with TLLP, TLLP pays an administrative fee to reimburse Tesoro for the provision of general and administrative services for TLLP’s benefit. Messrs. Goff, Sterin and Casey and Ms. Rucker provided services to both Tesoro and TLLP during 2016; however, no specific portion of the administrative fee was allocated to their services.
Stock Ownership Guidelines

Our Board has established stock ownership guidelines under which each of the executives in the positions named below is required to retain 50% of the net shares obtained from performance awards (including PSAs and MSUs) settled in stock, vesting of a restricted stock grant or an option exercise until he or she satisfies the ownership guidelines based on a multiple of salary as set forth in the following table. Each executive is also required to retain that level of ownership for as long as the individual is a part of our senior management team. Each of our NEOs has either met the ownership guidelines or is on track to meet the ownership guidelines and is continuing to retain 50% of the net shares obtained from performance awards settled in stock, vesting of a restricted stock grant or an option exercise.

Position	Stock Ownership Guideline
Chief Executive Officer	6x annual base salary
Executive Vice Presidents	3x annual base salary
Senior Vice Presidents	2x annual base salary
Equity Grant/Trading Policies

The Compensation Committee has adopted an equity award governance policy under which all long-term equity incentives are granted. We generally grant equity awards at the Compensation Committee’s meeting in late January or early February of each year. We have chosen this time because it is a time each calendar year at which our results of operations from the previous year are available to the Compensation Committee. The policy prohibits the issuance of stock options at a price less than the closing sale price of our common stock on the date of grant. We do not purposely accelerate or delay the public release of material information, or otherwise time equity grants in coordination with the public release of material information, in consideration of a pending equity grant in order to allow the grantee to benefit from a more favorable stock price.
We also maintain a securities trading policy which prohibits, among other things, employees and directors from entering into transactions when in possession of material non-public information and from participating in short-term trading or hedging activities involving our securities. The policy requires directors, senior executives and informational insiders to follow preclearance procedures for all transactions involving our securities. It also prohibits them from trading in derivative securities (other than equity-settled awards granted by the Compensation Committee or Board of Directors) or holding our securities in a margin account or otherwise pledging them as collateral for a loan.

Tesoro Corporation 2017 Proxy Statement 34

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to certain executives, unless that compensation is “performance-based compensation” as defined by the Code. In establishing the total compensation for the NEOs, the Compensation Committee considers the effect of Section 162(m), but also desires to retain flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee and other corporate goals that are important to our success.
Payouts of annual cash-based incentives under the 2016 ICP are paid based on achievement of performance measures under the stockholder-approved 2011 Long-Term Incentive Plan. For purposes of deductibility under Section 162(m), the Compensation Committee established (a) minimum performance criteria required for the payment of any award to the NEOs as positive net income (as reported in our Annual Report on Form 10-K) for the performance period and (b) the maximum annual incentive award at $7.0 million for Mr. Goff and $2.0 million for each other NEO. Because we had positive net income for 2016, the criteria for the maximum possible award for each NEO was satisfied. The Compensation Committee then exercised its negative discretion in determining the amount of the actual 2016 ICP payouts based on our performance measures, business unit performance measures and individual performance as described under "Elements of Executive Compensation—Annual Performance Incentives" above. The actual 2016 ICP payouts are presented in the 2016 Summary Compensation Table.
Clawback Policy

In February 2010, we adopted a compensation recoupment, or “clawback” policy that provides that in the event of a material restatement of financial results due to misconduct, our Board will review all annual incentive payments and long-term incentive compensation awards that were made to any then existing senior vice president or above including our controller on the basis of having met or exceeded specific performance targets in grants or awards made after February 2, 2010 which occur during the 24-month period prior to restatement. If such compensation would have been lower had it been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for our benefit such compensation to any then existing senior vice president or above including our company controller whose misconduct caused or significantly contributed to the material restatement, as determined by the Board.
Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S−K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors as of March 6, 2017.

David Lilley, Chair
Edward G. Galante
J.W. Nokes
Michael E. Wiley

Tesoro Corporation 2017 Proxy Statement 35

Executive Compensation – Compensation Tables and Narrative
2016 Summary Compensation Table

The following table sets forth information regarding the compensation of our CEO, our CFO, and our three highest paid executive officers (other than the CEO and CFO).

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Non-Equity Incentive Plan Compensation ($) (d)	Change in Pension Value ($) (e)	All Other Compensation ($) (f)	Total ($)
Gregory J. Goff Chairman, President and Chief Executive Officer	2016	1,600,000	—	8,221,092	3,635,200	4,708,628	14,769	18,179,689
	2015	1,590,000	—	11,336,348	4,074,232	6,173,359	80,615	23,254,554
	2014	1,495,000	—	8,370,769	4,854,692	6,083,588	51,500	20,855,549
Steven M. Sterin Executive Vice President and Chief Financial Officer	2016	761,250	—	1,667,835	1,125,540	234,770	54,048	3,843,443
	2015	723,400	—	1,983,996	1,049,893	139,744	45,897	3,942,930
	2014	263,846	—	1,566,401	362,492	27,870	15,413	2,236,022
Keith M. Casey Executive Vice President, Marketing & Commercial	2016	706,635	—	1,667,835	924,810	246,779	51,946	3,598,005
	2015	667,500	—	1,983,996	1,048,612	211,504	77,841	3,989,453
	2014	549,415	—	1,117,499	874,919	100,857	29,116	2,671,806
Kim K.W. Rucker (g) Executive Vice President, General Counsel and Secretary	2016	640,865	—	1,252,848	824,317	34,594	305,180	3,057,804
Cynthia J. Warner Executive Vice President, Operations	2016	647,596	—	1,083,110	768,773	218,539	15,900	2,733,918
	2015	620,000	—	1,498,580	846,577	114,494	97,731	3,177,382
	2014	139,327	340,000	2,442,672	166,308	15,230	24,131	3,127,665

(a)	The amounts shown include amounts deferred by Messrs. Sterin and Casey and Ms. Rucker pursuant to the Tesoro Corporation Executive Deferred Compensation Plan.

(b)
The annual cash incentive award that is paid to the executive officers is reflected under the Non-Equity Incentive Plan Compensation column. The bonus amount for Ms. Warner in 2014 represents a sign-on bonus.

(c)
The amounts shown in this column reflect the aggregate grant date fair value of restricted stock, performance shares, market stock units and TLLP performance phantom units granted during the applicable fiscal year, calculated in accordance with financial accounting standards. The aggregate grant date fair value of such performance shares, market stock units and TLLP phantom performance units at the highest level of performance (resulting in 200% payout) granted in 2016 would be as follows: Mr. Goff – $16,442,183; Mr. Sterin – $3,335,670; Mr. Casey – $3,335,670; Ms. Rucker – $2,505,697; and Ms. Warner– $2,166,220. See Note 18 “Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for the valuation assumptions used in determining the fair market value of equity grants.

(d)	The amounts shown in this column represent the annual cash incentive awards earned under the 2016, 2015 and 2014 Annual Incentive Compensation Programs.

(e)	The amounts shown in this column reflect the change in pension value during the fiscal year.

(f)	The amounts shown in this column for 2016 reflect the following:

(1)
Thrift Plan Company Contributions: We provide matching contributions dollar-for-dollar up to 6% of eligible earnings for all employees who participate in the Thrift Plan. The matching contributions for 2016 were $14,769 for Mr. Goff, $15,210 for Mr. Sterin, $15,900 for Mr. Casey, $15,900 for Ms. Rucker, and $15,900 for Ms. Warner. In addition, we provide a profit-sharing contribution to the Thrift Plan. This discretionary contribution, calculated as a percentage of employee’s base pay based on a pre-determined target for the calendar year, can range from 0% to 4% based on actual performance. There were no profit-sharing contributions for 2016.

(2)
Executive Deferred Compensation Company Contribution: We will match the participant’s base salary contributions dollar-for-dollar up to 4% eligible earnings above the IRS salary limitation (i.e., $265,000 for 2016). The matching contribution for 2016 was $38,838 for Mr. Sterin, $36,046 for Mr. Casey, and $20,763 for Ms. Rucker.

(3)
Relocation Benefits: The Company provided benefits in 2016 under its relocation program for Ms. Rucker in connection with arrangements made as part of her initial employment offer in the amount of $268,517.

(g) Ms. Rucker commenced her employment with us effective March 14, 2016.

Tesoro Corporation 2017 Proxy Statement 36

Grants of Plan-Based Awards in 2016

The following table sets forth information regarding the grants of annual cash incentive compensation and long-term equity compensation to our NEOs.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			Grant date fair value of stock and option awards ($) (c)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Goff	Annual Incentive	n/a	1,280,000	2,560,000	5,120,001
	Market Stock Units (d)	1/28/2016				18,098	36,195	72,390	3,064,269
	Performance Shares (e)	1/28/2016				—	34,409	68,818	3,027,648
	TLLP Performance Phantom Units (f)	2/9/2016				22,119	44,238	88,476	2,129,175
Sterin	Annual Incentive	n/a	380,250	760,500	1,521,000
	Market Stock Units (d)	1/28/2016				3,672	7,343	14,686	621,658
	Performance Shares (e)	1/28/2016				—	6,981	13,962	614,258
	TLLP Performance Phantom Units (f)	2/9/2016				4,487	8,974	17,948	431,919
Casey	Annual Incentive	n/a	352,981	705,961	1,411,923
	Market Stock Units (d)	1/28/2016				3,672	7,343	14,686	621,658
	Performance Shares (e)	1/28/2016				—	6,981	13,962	614,258
	TLLP Performance Phantom Units (f)	2/9/2016				4,487	8,974	17,948	431,919
Rucker	Annual Incentive	n/a	290,252	580,505	1,161,010
	Market Stock Units (d)	3/14/2016				2,758	5,516	11,032	466,985
	Performance Shares (e)	3/14/2016				—	5,244	10,488	461,420
	TLLP Performance Phantom Units (f)	3/14/2016				3,371	6,741	13,482	324,444
Warner	Annual Incentive	n/a	291,202	582,404	1,164,808
	Market Stock Units (d)	1/28/2016				3,218	6,435	12,870	544,787
	Performance Shares (e)	1/28/2016				—	6,118	12,236	538,323

(a)
These columns show the range of awards under our 2016 Annual Incentive Compensation Program, or ICP, which is described in the section “Annual Performance Incentives” in the Compensation Discussion and Analysis. The “threshold” column represents the minimum payout for the performance metrics under the ICP assuming that the minimum level of performance is attained. The “target” column represents the amount payable if the target performance metrics are reached. The “maximum” column represents the maximum payout for the performance metrics under the ICP assuming that the maximum level of performance is attained.

(b)
The amounts shown in these columns represent the threshold, target and maximum number of shares to be issued upon vesting and settlement of performance shares and market stock units granted during 2016 under the Amended and Restated 2011 Long-Term Incentive Plan and the vesting and settlement of the TLLP Performance Phantom Units granted during 2016 under the Tesoro Logistics LP 2011 Long-Term Incentive Plan as described in the section “Long-Term Incentives” in the Compensation Discussion and Analysis.

(c)	The amounts shown in this column represent the grant date fair value of the awards computed in accordance with financial accounting standards.

(d)
These market stock unit awards are contingent on our stock price performance with a performance period thirty-six months from the date of grant of January 28, 2016 through January 28, 2019 for Messrs. Goff, Sterin and Casey and Ms. Warner and a performance period of March 14, 2016 through March 14, 2019 for Ms. Rucker. Actual payouts will vary based on stock price performance from none of the units vesting to a threshold vesting of 50% of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

(e)
This performance share award is contingent on our achievement of relative TSR against a defined performance peer group, XLE Energy Index and the S&P 500 at the end of a thirty-six month performance period (January 1, 2016 through December 31, 2018). Actual payouts will vary based on relative TSR from a threshold vesting of none of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

(f)
This TLLP performance phantom unit award is contingent upon TLLP’s achievement of relative total unitholder return at the end of the performance period from January 1, 2016 through December 31, 2018. Actual payouts will vary based on relative total unitholder return from none of the units vesting to a threshold vesting of 50% of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

Tesoro Corporation 2017 Proxy Statement 37

Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth the outstanding equity awards of our NEOs at the end of 2016.

Name	Grant Date	Option Awards (a)			Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
Goff	2/9/2016						44,238 (d)	2,359,522 (d)
	1/28/2016						36,195 (e)	3,165,253 (e)
	1/28/2016						34,409 (g)	3,081,326 (g)
	2/12/2015						35,122 (d)	1,976,824 (d)
	2/10/2015						78,436 (e)	6,859,228 (e)
	2/10/2015						76,252 (g)	6,969,433 (g)
	2/4/2014						109,344 (e)	9,562,133 (e)
	2/4/2014						64,230 (f)	5,941,275 (f)
	5/5/2010	118,000	12.93	5/5/2020
	5/3/2010	33,513	13.66	5/3/2020
Sterin	2/9/2016						8,974 (d)	478,646 (d)
	1/28/2016						7,343 (e)	642,145 (e)
	1/28/2016						6,981 (g)	625,149 (g)
	2/12/2015						6,147 (d)	345,981 (d)
	2/10/2015						13,728 (e)	1,200,514 (e)
	2/10/2015						13,344 (g)	1,219,642 (g)
	8/18/2014						28,968 (h)	2,533,252 (h)
Casey	2/9/2016						8,974 (d)	478,646 (d)
	1/28/2016						7,343 (e)	642,145 (e)
	1/28/2016						6,981 (g)	625,149 (g)
	2/12/2015						6,147 (d)	345,981 (d)
	2/10/2015						13,728 (e)	1,200,514 (e)
	2/10/2015						13,344 (g)	1,219,642 (g)
	5/27/2014						11,272 (h)	985,736 (h)
	2/4/2014						12,530 (e)	1,095,749 (e)
	2/4/2014						7,360 (f)	680,800 (f)
Rucker	3/14/2016						6,741 (d)	359,544 (d)
	3/14/2016						11,032 (h)	964,748 (h)
	3/14/2016						5,244 (g)	469,600 (g)
Warner	1/28/2016						6,435 (e)	562,741 (e)
	1/28/2016						6,118 (g)	547,867 (g)
	2/10/2015						13,074 (e)	1,143,321 (e)
	2/10/2015						12,710 (g)	1,161,694 (g)
	10/6/2014						20,338 (h)	1,778,558 (h)
	10/6/2014				27,411 (i)	2,513,589 (i)

(a)	Stock options are fully vested.

(b)	The restricted stock award was granted on October 6, 2014 and vests in full on October 6, 2017.

(c)
The closing stock price of our common stock on 12/30/16 of $87.45 as reported on the NYSE was used to calculate the market value of the unvested stock awards. The closing unit price of TLLP’s common units on 12/30/16 of $50.81 as reported on the NYSE was used to calculate the market value of the unvested TLLP unit awards.

(d)
These awards represent TLLP performance phantom units, which are the right to receive a number of common units at the end of the performance period depending on our achievement of relative total unitholder return against a defined performance peer group. Each award will vest at the end of the relevant performance period, subject to performance. For each award, the number of unvested units and the payout values shown assume a payout at target; for all such awards, the payout value also includes any outstanding distribution

Tesoro Corporation 2017 Proxy Statement 38

equivalent rights that will be paid to the executive once both the award has vested and the payout results have been certified by the TLGP Board of Directors. The performance period for each award, as well as the amount of outstanding distribution equivalent rights included in the payout value is shown for each of the NEOs below:

Name	Dividend Equivalent Rights Accrued as of 12/31/2016 ($)
	TLLP Performance Phantom Units Granted February 2016 for all NEOs below except Rucker (Granted March 2016) (Performance Period of 1/1/2016–12/31/2018)	TLLP Performance Phantom Units Granted February 2015 (Performance Period of 1/1/2015–12/31/2017)
Goff	111,789	192,275
Sterin	22,677	33,652
Casey	22,677	33,652
Rucker	17,035	—

(e)
These awards represent MSUs, which are the right to receive a number of shares of common stock earned at vesting based on the stock price performance. The performance period is thirty-six months from the date of grant and the payout value shown assumes a payout at target for the award granted 1/28/2016 and at maximum for the awards granted 2/10/2015 and 2/4/2014.

(f)
This award represents performance shares, which are the right to receive a number of shares of common stock at the end of the performance period depending on our achievement of relative ROCE against a defined performance peer group. This award will vest at the end of a thirty-six month performance period (detailed below). The amount of the awards earned will not be certified, and the awards will not be settled, until after this proxy statement is filed. For this award, the payout value shown assumes a payout at maximum; and also includes any outstanding dividend equivalents that will be paid to the executive once both the award has vested and the payout results have been certified by the Compensation Committee. The performance period for this award is January 1, 2014 through December 31, 2016. The outstanding distribution equivalent rights included in the payout value is 324,362 for Mr. Goff and 37,168 for Mr. Casey.

(g)
These awards represent performance shares, which are the right to receive a number of shares of common stock at the end of the performance period depending on our achievement of relative TSR against a defined performance peer group, the XLE Energy Index (beginning with the 2015 grant) and the S&P 500. Each award will vest at the end of a thirty-six month performance period (detailed below). For each award, the payout value shown assumes a payout at target for the awards granted 1/28/2016 and 3/14/2016 and at maximum for the award granted 2/10/2015; for all such awards, the payout value also includes any outstanding dividend equivalents that will be paid to the executive once both the award has vested and the payout results have been certified by the Compensation Committee. The performance period for each award, as well as the amount of outstanding distribution equivalent rights included in the payout value is shown for each of the NEOs below:

Name	Dividend Equivalent Rights Accrued as of 12/31/2016 ($)
	TSR-Based Performance Shares Granted February 2016 for all NEOs below except Rucker (Granted March 2016) (Performance Period of 1/1/2016–12/31/2018)	TSR-Based Performance Shares Granted February 2015 (Performance Period of 1/1/2015–12/31/2017)
Goff	72,259	301,195
Sterin	14,660	52,709
Casey	14,660	52,709
Rucker	11,012	—
Warner	12,849	50,205

(h)
These awards represent MSUs, which are the right to receive a number of shares of common stock earned at vesting based on the stock price performance, which were granted in connection with an offer of employment or a promotion. The performance period is thirty-six months from the date of grant and the payout value shown assumes a payout at maximum for each award.

(i)
These awards represent restricted stock granted in connection with an offer of employment. The market value also includes any outstanding dividends that will be paid to the executive at time of vesting of such award. The amount of outstanding dividends included with the market value for Ms. Warner is $116,497.

Tesoro Corporation 2017 Proxy Statement 39

Option Exercises and Stock Vested in 2016

The following table reflects the aggregate value realized by the NEOs for option exercises, as well as restricted stock, performance shares with total shareholder return metric (TSR) and return on capital employed metric (ROCE), market stock units and TLLP performance phantom units that vested in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Goff	—	—	190,241	14,745,369
Sterin	—	—	—	—
Casey	—	—	16,300	1,338,751
Rucker	—	—	—	—
Warner	—	—	—	—

(a)
The value of the performance shares with total shareholder return metric, performance shares with return on capital employed metric and the market stock units are calculated based on the number of shares granted multiplied by the performance payout factor approved by the Compensation Committee and then multiplied by the closing price of the stock on such date noted in the table below. Of the amounts realized for the performance shares with return on capital employed metric payout, the amounts paid in dividend equivalents to the NEOs were: Mr. Goff – $133,502 and Mr. Casey – $12,736. Of the amounts realized for the performance shares with total shareholder return metric payout, the amounts paid in dividend equivalents to the NEOs were: Mr. Goff – $197,415 and Mr. Casey – $22,624. In addition, for Mr. Goff, these realized amounts include the payouts of the TLLP performance phantom units. The value realized on the payout of the performance phantom units is calculated based on the number of units granted multiplied by the performance payout factor approved by the TLGP Board of Directors noted below and then multiplied by the closing price of the common units on such date. Of the amounts realized for the TLLP performance phantom units’ payout, the amounts paid in distribution equivalent rights to the NEOs were: Mr. Goff – $131,499.

Type of Award	Grant Date	Approval Date	Performance Payout Factor
Market Stock Units	2/4/2013	February 10, 2016	200%
Performance Shares with ROCE	2/4/2013	April 3, 2016	93%
Performance Shares with ROCE	4/15/2013	April 3, 2016	93%
Market Stock Units	4/15/2013	May 3, 2016	162%
TLLP Performance Phantom Units	2/7/2014	January 17, 2017	58%
Performance Shares with TSR	2/4/2014	January 20, 2017	141%
Retirement/Pension Benefits in 2016

The estimated present value as of December 31, 2016 of the accumulated pension benefits provided under the Tesoro Corporation Retirement Plan, Executive Security Plan and Supplemental Executive Retirement Plan for each NEO was:

Name	Plan Name	Years of Credited Service (a)	Present Value of Accumulated Benefit ($) (b)	Payments during last fiscal year ($)
Goff	Tesoro Corporation Retirement Plan	0.7	159,032	—
	Executive Security Plan	6	22,266,944	—
Sterin	Tesoro Corporation Retirement Plan	N/A	42,603	—
	Supplemental Executive Retirement Plan	N/A	359,781	—
Casey	Tesoro Corporation Retirement Plan	N/A	63,123	—
	Supplemental Executive Retirement Plan	N/A	535,592	—
Rucker	Tesoro Corporation Retirement Plan	N/A	15,090	—
	Restoration Retirement Plan	N/A	19,504	—
Warner	Tesoro Corporation Retirement Plan	N/A	46,868	—
	Supplemental Executive Retirement Plan	N/A	301,395	—

(a)
Due to a freeze of credited service as of December 31, 2010, credited service values for the Tesoro Corporation Retirement Plan and the Supplemental Executive Retirement Plan are less than actual service values.  Credited service is used to calculate the Final Average Pay portion of the Tesoro Corporation Retirement Plan benefit pertaining to Mr. Goff. The Cash Balance portion of the Tesoro Corporation Retirement Plan and the Supplemental Executive Retirement Plan that went into effect on January 1, 2011 does not use credited

Tesoro Corporation 2017 Proxy Statement 40

service. As Messrs. Sterin and Casey, and Mmes. Rucker and Warner were hired after January 1, 2011, years of credited service is not applicable to them.

(b)
The present values of the accumulated plan benefits are equal to the value of the retirement benefits at the earliest unreduced age for each plan utilizing the same assumptions used as of December 31, 2016 for financial reporting purposes.  These assumptions include a discount rate of 4.12%, a cash balance interest crediting rate of 3.12%, the use of the RP-2016 Mortality Table with generational mortality improvements in accordance with Scale MP-2016 and for the Tesoro Corporation Retirement Plan, that each employee will elect a lump sum payment at retirement using an interest rate of 4.12% and the PPA 2017 Mortality Table.

The following describes the retirement or pension benefit plans in which our NEOs participate.

Tesoro Corporation Retirement Plan (the “Retirement Plan”)
Short Description
A tax-qualified pension plan with a monthly retirement benefit made up of two components:
•    a Final Average Pay (FAP) benefit for service through December 31, 2010, and
•    a Cash Balance account based benefit for service after December 31, 2010
The final benefit payable under the Retirement Plan is equal to the value of the sum of both the FAP and the Cash Balance components on the participant’s benefit commencement date.

FAP Benefit (through 12/31/2010)
•    1.1% of final average compensation for each year of service through December 31, 2010, plus 0.5% of final average compensation in excess of the Social Security Covered Compensation limit for each year of service through December 31, 2010, up to 35 years
•    Final average compensation is the monthly average of compensation (including base pay plus bonus but limited to the maximum compensation and benefit limits allowable for qualified plans under the Internal Revenue Code) over the consecutive 36-month period in the last 120 months preceding retirement that produces the highest average

Cash Balance Benefit (after 12/31/2010)
•    For service after 2010, participants earn pay and interest credits:
o    Pay credits are determined based on a percentage of eligible pay at the end of each quarter ranging from 4.5% to 8.5% of pay based on a participant’s age at the end of each quarter
o    Interest is credited quarterly on account balances based on a minimum of 3%, the 10-Year Treasury Bonds or the 30-Year Treasury Bonds, whichever is higher

Timing of Benefit Payments
•    Generally payable the first day of the month following the attainment of age 65 and the completion of at least 3 years of service
•    Early Retirement:
o    If a participant qualifies for early retirement (age 50 with service plus age greater than or equal to 80, which is referred to as “80-point early retirement,” or age 55 with 5 years of service, which is referred to as “regular early retirement”), the FAP benefit component will be reduced by a subsidized early retirement factor prior to age 65. Under the 80-point early retirement definition, the FAP benefit component may be paid at age 60 without reduction or earlier than age 60 with a reduction of 5% per year for each year the age at retirement is less than 60. Under the regular early retirement definition, the FAP benefit component may be paid at age 62 without reduction or earlier than age 62 with a reduction of approximately 7.14% per year for each year prior to age 62. If an employee does not qualify for early retirement upon separation from service, they will be eligible for an actuarially equivalent FAP benefit based on their age at the date the benefit is paid without an early retirement subsidy
o    The Cash Balance benefit component for service after 2010 is always based on the actual balance of the cash balance account as of the payment date and is not subject to any reduction for payment prior to normal retirement
•    As of the end of fiscal 2016:
o    Mr. Goff meets the regular early retirement criteria
o    Mr. Casey is vested under the Retirement Plan
o    Mr. Sterin and Mmes. Rucker and Warner are not yet vested under the Retirement Plan

Tesoro Corporation 2017 Proxy Statement 41

Executive Security Plan (“ESP”)
Short Description	• A non-qualified pension plan that was closed to new participants in 2010.
Benefit Formula
•    Final average compensation in the ESP is the highest three years of compensation out of the last seven calendar years that produces the highest average. Compensation includes base pay plus bonus (counted in the year earned not paid).
•    Gross monthly retirement benefit is equal to:
o    4% of final average compensation for each of the first 10 years of service, plus
o    2% of final average compensation for each of the next 10 years of service, plus
o    1% of final average compensation for each of the last 10 years of service,
o    for a maximum gross monthly retirement benefit of 70% of final average compensation for up to 30 years of service.
•    Gross monthly retirement benefit is reduced by any benefits paid from the qualified Retirement Plan, and, after age 62, estimated Social Security benefits.

Vesting and Timing of Benefit Payments
•    To qualify, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least 5 years of service.
•    Payment is equal to:
o    the gross monthly retirement benefit may be paid on or after age 60 without a reduction, or
o    earlier than age 60 with a reduction of 7% per year for each year less than 60 (pro-rated for partial years).
•    As of the end of fiscal 2016, Mr. Goff is eligible to receive a payment.

Death and Disability Benefits
•    The ESP provides for certain death and disability benefits. The death benefits in the ESP are equal to the greater of (1) the executive’s ESP benefit determined at date of death, (2) the actuarial equivalent of 400% of the executive’s base pay, prior to the date of death, or (3) the benefit determined as if the executive had remained an active employee through age 65 and was paid a benefit at age 65. Assuming that the following executives died on December 31, 2016, their monthly payment under the ESP, payable for the life of the beneficiary, would be the following, offset by the estimated Social Security benefit.
•    If the executive becomes disabled, the executive is entitled to the monthly retirement benefit for which he is eligible at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. Assuming that the following executives became disabled on December 31, 2016, their monthly payments under the ESP are payable on the first day of the month following the date on which the executive has attained both age 65 and has a minimum of five years of service.

Name	Monthly Death Benefit to Executive’s Beneficiary Before Age 62 ($)	Monthly Death Benefit to Executive’s Beneficiary After Age 62 ($)	Monthly Disability Benefit ($)
Goff	190,563	188,503	199,444

Supplemental Executive Retirement Plan (“SERP”)
Short Description
A non-qualified cash balance account based pension plan that provides eligible senior level executives who are hired on or after January 1, 2011 with a supplemental cash balance pension benefit in excess of those earned under the qualified Retirement Plan. This plan was closed to new participants in 2015.

Benefit Formula
Pay credits are equal to 15% of eligible pay offset by the value of the pay credits allocated to the qualified Retirement Plan. Interest is credited quarterly on account balances based on a minimum of 3%, the 10-Year Treasury Bonds or the 30-Year Treasury Bonds, whichever is higher.

Vesting and Timing of Benefit Payments
In order to receive a payment under the SERP, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least 5 years of service. As of the end of fiscal 2016, Mr. Sterin, Mr. Casey, and Ms. Warner had not met the eligibility requirements to receive a payment under the plan.

Death and Disability Benefits
The SERP provides for certain death and disability benefits. The death benefit is equal to the value of the vested account balance as of the date of death. The disability benefit provides continued pay and interest credits during the period of disability up to age 65.

Name	Present Value of Death Benefit ($)	Present Value of Disability Benefit ($)
Sterin	435,677	3,440,532
Casey	616,037	3,008,856
Warner	321,941	1,494,356

Tesoro Corporation 2017 Proxy Statement 42

Tesoro Corporation Restoration Retirement Plan
Short Description
A non-qualified plan designed to restore the benefit which is not provided under the qualified Retirement Plan due to compensation and benefit limitations imposed under the Internal Revenue Code.

If any of the NEOs terminate employment prior to becoming eligible for a benefit under either the ESP or SERP, as applicable, and after attaining three years of service credit, they will receive a supplemental pension benefit under this plan.

Benefit Formula
Provides a benefit equal to the difference between the actual qualified Retirement Plan benefit paid to the participant, and the benefit that would have otherwise been paid to the participant under the Retirement Plan, without regard to certain Internal Revenue Code limits.

Death and Disability Benefits
Provides for certain death and disability benefits in the same manner as provided in the qualified Retirement Plan. Generally, the death benefit provides an equivalent FAP benefit and full Cash Balance account value as of the date of death. The disability benefit provides continued benefit accruals during the period of disability up to age 65.

As of December 31, 2016, the present value of these death and disability benefits were as follows: Ms. Rucker - $22,560 for death and $440,819 for disability.

Non-qualified Deferred Compensation in 2016

The following table sets forth information regarding the contributions to and year-end balances under our non-qualified deferred compensation plan for the NEOs in 2016.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (d)
Goff	–	–	2,855	–	99,985
Sterin	38,838	38,838	1,991	–	99,064
Casey	42,358	36,046	18,022	–	196,495
Rucker	20,763	20,763	871	–	42,397
Warner	–	–	42	–	15,096

(a)	The amount shown includes amounts reflected in the base salary column of the Summary Compensation Table for Messrs. Sterin and Casey and Ms. Rucker.

(b)	The amounts shown include amounts reflected in the All Other Compensation column of the Summary Compensation Table for Messrs. Sterin and Casey and Ms. Rucker.

(c)
The amount shown reflects the change in the market value pertaining to the investment funds in which the NEO has chosen to invest his or her contributions and our contribution under the Tesoro Corporation Executive Deferred Compensation Plan.

(d)	A portion of the amounts disclosed in this column for Mr. Goff, Mr. Casey, Mr. Sterin and Ms. Warner has previously been reported in Summary Compensation Tables for previous years.

Tesoro Corporation Executive Deferred Compensation Plan (“EDCP”)
Short Description
•    Provides executives and key management personnel (including our NEOs) the opportunity to make additional pre-tax deferrals that cannot be made under our qualified 401(k) plan (“Thrift Plan”), due to salary and limitations imposed under the Internal Revenue Code.

Participant Contributions	• Participants may elect to defer up to 50% of their base salary and/or up to 100% of their annual bonus compensation after FICA tax deductions.
Company Contributions
•    We will match the participant’s base salary contributions dollar-for-dollar up to 6% of eligible earnings above the IRS salary limitation (i.e., $265,000 for 2016).
•    Participants that are eligible for supplemental retirement benefits under the ESP are eligible to defer compensation under the EDCP, but are not eligible for the matching provisions of the EDCP.

Vesting	• A participant will vest in our matching contributions upon the completion of three years of service.

Tesoro Corporation 2017 Proxy Statement 43

2016 Potential Payments Upon Termination or Change-in-Control

The following table reflects the estimated amount of compensation for each of the NEOs upon certain termination events. Such compensation is in addition to the pension benefits, including certain termination-related pension benefits, described under the heading “Pension Benefits in 2016,” included in this Proxy Statement. The amounts shown below assume that the applicable termination occurred as of December 31, 2016 and are based on the agreements and arrangements in place on such date. Amounts shown for accelerated equity vesting are calculated based on the closing stock price of our common stock on December 30, 2016 of $87.45. The actual payments an executive would be entitled to may only be determined based upon the actual occurrence and circumstances surrounding the termination. The assumptions used in determining the estimated payments upon various termination scenarios are described below the table.
Our NEOs are eligible for certain benefits under our Executive Severance and Change-in-Control Plan in the event of a termination without “Cause”, a resignation with “Good Reason,” or a “Termination following a Change-in-Control” in the event of a termination without cause or by the NEO with good reason within two years following a change-in-control (with such terms as defined in such plan).

Name	Scenario	Severance ($)	Accelerated Equity Vesting ($)	Retirement Benefits ($)	Health Benefits ($)	Outplacement Services ($)	Total ($)
Goff	w/o Cause or w/ Good Reason	12,909,384	16,618,510	—	52,032	35,000	29,614,926
	Term. after Change-in-Control	12,480,000	23,687,596	—	42,043	—	36,209,639
	Retirement or Voluntary Term.	3,635,200	16,618,510	—	—	—	20,253,710
	Death	1,600,000	14,248,402	—	—	—	15,848,402
	Disability	1,480,000	14,248,402	—	—	—	15,728,402
	w/Cause	—	—	—	—	—	—
Sterin	w/o Cause or w/ Good Reason	2,574,588	827,771	—	24,398	35,000	3,461,757
	Term. after Change-in-Control	3,825,000	2,199,895	—	40,663	—	6,065,558
	Retirement or Voluntary Term.	—	—	—	—	—	—
	Death	—	1,120,495	—	—	—	1,120,495
	Disability	—	1,120,495	—	—	—	1,120,495
	w/Cause	—	—	—	—	—	—
Casey	w/o Cause or w/ Good Reason	2,493,514	2,201,011	—	24,398	35,000	6,954,934
	Term. after Change-in-Control	3,550,000	3,573,135	—	40,663	—	7,163,798
	Retirement or Voluntary Term.	—	—	—	—	—	—
	Death	—	1,978,337	—	—	—	1,978,337
	Disability	—	1,978,337	—	—	—	1,978,337
	w/Cause	—	—	—	—	—	—
Rucker	w/o Cause or w/ Good Reason	1,356,250	90,087	—	19,178	35,000	1,500,515
	Term. after Change-in-Control	3,778,125	829,145	—	31,963	—	4,639,233
	Retirement or Voluntary Term.	—	—	—	—	—	—
	Death	—	276,382	—	—	—	276,382
	Disability	—	276,382	—	—	—	276,382
	w/Cause	—	—	—	—	—	—
Warner	w/o Cause or w/ Good Reason	2,023,775	581,509	—	25,226	35,000	2,665,510
	Term. after Change-in-Control	3,087,500	3,775,929	—	42,043	—	6,905,472
	Retirement or Voluntary Term.	—	—	—	—	—	—
	Death	—	3,083,533	—	—	—	3,083,533
	Disability	—	3,083,533	—	—	—	3,083,533
	w/Cause	—	—	—	—	—	—

•
Accrued Benefits. In each termination scenario, each NEO would be entitled to the following accrued benefits: any accrued but unpaid base salary to the date of termination; any accrued but unpaid expenses; any unused vacation pay; any unpaid bonuses for a prior period to which the NEO is entitled per the incentive compensation program; and any other benefits to which the NEO is entitled.

•	Severance.

o
Involuntary Termination Without Cause or Voluntary Termination with Good Reason. Pursuant to the Executive Severance and Change-in-Control Plan, Mr. Goff will receive an amount equal to two times the sum of his base salary and the greater of his highest annual bonus earned under the applicable annual incentive compensation plan during the preceding three years or $450,000. For the other NEOs, their

Tesoro Corporation 2017 Proxy Statement 44

severance amount is based on a multiple of their base salary and the average bonuses paid during the preceding three years, as applicable (for each of Messrs. Sterin and Casey, and Mmes. Rucker and Warner – one and three-fourths times). Severance will be paid in a lump sum following the end of the six months after termination.

o
Involuntary Termination Following a Change-in-Control. Pursuant to the Executive Severance and Change-in-Control Plan, each NEO will receive an amount equal to a multiple of base salary and target annual bonus (Mr. Goff – three times; Messrs. Sterin and Casey, and Mmes. Rucker and Warner – two and one-half times). Severance amount will be paid in a lump sum six months after termination.

o
Retirement or Voluntary Termination. Pursuant to the terms of Tesoro’s annual incentive program, upon retirement for any reason on or after July 1 of the applicable year, Mr. Goff will receive a pro-rated bonus for the year of termination since he is retirement eligible. The other NEOs will not receive a pro-rated bonus since they are not retirement eligible.

o	Death. Pursuant to the Executive Severance and Change-in-Control Plan, Mr. Goff will receive one additional year of base salary.

o
Disability. Pursuant to the Executive Security and Change-in-Control Plan, Mr. Goff will receive additional base salary for one year, offset by any payments that he would receive under our long-term disability plan for the period specified.

•	Accelerated Equity Vesting.

o	Involuntary Termination Without Cause or Voluntary Termination with Good Reason.

▪
As Mr. Goff is retirement eligible, he will receive a pro-rated payout of his performance shares along with accrued cash dividend equivalents, his market stock units and his TLLP performance phantom units along with accumulated distribution equivalent rights based on actual performance at the end of the performance period.

▪
Messrs. Sterin and Casey, and Mmes. Rucker and Warner will receive (i) a pro-rated payout of their performance share awards along with accrued cash dividend equivalents and (ii) (other than Ms. Rucker) market stock units granted in 2015 and 2014, in each case based on actual performance at the end of the performance period.

▪
Messrs. Sterin and Casey and Ms. Rucker will receive a pro-rated payout of their TLLP performance phantom units along with accumulated distribution equivalent rights based on actual performance at the end of the performance period.

▪	Ms. Warner, the only NEO with unvested restricted stock, will forfeit any unvested restricted stock.

o	Involuntary Termination Following a Change-in-Control.

▪	Each NEO will be 100% vested in all equity awards.

▪
For the performance share awards, the NEOs will be paid out at the greater of the target amount or the actual performance through a date determined by the Compensation Committee of the Board of Directors (or in the absence of the Compensation Committee, the Board itself) prior to the change-in-control along with the accrued cash dividend equivalents.

▪
For the market stock units granted in 2015 and 2014, the NEOs will earn the number of shares based on actual performance at the time of the change-in-control. For the market stock units granted in 2016, the NEOs will earn the number of shares based on the greater of target or actual performance.

▪
For the TLLP performance phantom units granted in 2015, Messrs. Goff, Sterin and Casey will vest in their TLLP performance phantom units at target and will be paid the accumulated distribution equivalent rights accumulated on those units at the time of the change-in-control. Beginning with the 2016 awards, Messrs. Goff, Sterin and Casey and Ms. Rucker will vest in their performance phantom units at the greater of actual performance or target and will be paid the accumulated distribution equivalent rights accumulated on those units.

▪	The value of accelerated unvested restricted stock granted to Ms. Warner represents the fair market value of such awards as of December 31, 2016 along with cash accrued dividends.

Tesoro Corporation 2017 Proxy Statement 45

o	Retirement or Voluntary Termination.

▪
As Mr. Goff is retirement eligible, he will receive a pro-rated payout of his performance share awards along with accrued cash dividends and his market stock units based on actual performance at the end of the performance period. In addition, Mr. Goff will receive a pro-rated payout of his TLLP performance phantom units along with accumulated distribution equivalent rights on those units based on actual performance at the end of the performance period. All the other NEOs will forfeit all their unvested performance shares and market stock units.

▪	Ms. Warner, the only NEO with unvested restricted stock, will forfeit any unvested restricted stock.

o	Death and Disability.

▪
As Mr. Goff is retirement eligible, his beneficiaries or estate would receive a pro-rated payout of his performance shares along with accrued cash dividend equivalents and his market stock units based on actual performance at the end of the performance period.

▪
The beneficiaries or the estate for Messrs. Sterin and Casey, and Mmes. Rucker and Warner would receive a pro-rated payout of their performance shares along with accrued cash dividend equivalents and their market stock units based on target performance as of December 31, 2016.

▪
The TLLP performance phantom units granted in 2015 to Messrs. Goff, Sterin and Casey would vest at target and their beneficiaries or estates would be paid the accumulated distribution equivalent rights on those units as of December 31, 2016. As Mr. Goff is retirement eligible, he will receive a pro-rated award of his performance phantom units, granted in 2016, based on the actual performance at the end of the performance period along with the accumulated distribution equivalent rights. Each of the NEOS (other than Mr. Goff) will receive a pro-rated award of their performance phantom units, granted in 2016, based on the target performance with the accumulated distribution equivalent rights.

▪	The value of accelerated unvested restricted stock granted to Ms. Warner represents the fair market value of such awards as of December 31, 2016 along with cash accrued dividends.

o	Termination with Cause. Each NEO will forfeit all unvested equity awards upon termination due to a termination with Cause.

•	Health Coverage. For each NEO, the amount represents the estimated health and welfare benefits provided to the executive.

o
Involuntary Termination Without Cause or Voluntary Termination with Good Reason. Pursuant to the Executive Severance and Change-in-Control Plan, Mr. Goff will receive health benefits to the extent that group health coverage is being provided by us and will continue until the earliest of the following to occur: two and one-half years after the date of the executive’s termination, the executive’s death, or if the executive becomes covered by a comparable benefit by a subsequent employer. Messrs. Sterin and Casey, and Mmes. Rucker and Warner will receive medical benefits for a period of eighteen months from their date of termination.

o
Involuntary Termination Following a Change-in-Control. Pursuant to the Executive Severance and Change-in-Control Plan, Messrs. Goff, Sterin and Casey, and Mmes. Rucker and Warner will each receive thirty additional months of our group medical plan.

•	Outplacement Services.

o
Involuntary Termination Without Cause or Voluntary Termination with Good Reason, Pursuant to the Executive Severance and Change-in-Control Plan, Messrs. Goff, Sterin and Casey, and Mmes. Rucker and Warner will receive outplacement services for up to twelve months commencing after the date of the executive’s termination.

Tesoro Corporation 2017 Proxy Statement 46

Audit-Related Matters
Audit Committee Report

Structure and Responsibilities of the Audit Committee
The Board of Directors has the ultimate authority for effective corporate governance, including oversight of our management. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of our independent registered public accounting firm, and the performance of our internal audit function.
The Audit Committee currently consists of five directors, each of whom our Board has determined to meet the NYSE’s requirements of independence and financial literacy. The Board has also determined that each of Messrs. Chase, Goldman and Schumann and Ms. McCarthy qualifies as an “audit committee financial expert,” as defined by the SEC.
The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.tsocorp.com under the heading “Investors” and the subheading “Corporate Governance.” The charter sets forth the Audit Committee’s responsibilities, which are summarized under “Corporate Governance and Board Matters - Board Leadership and Committees” beginning on page 9. The Committee reviews its charter annually and, when appropriate, makes recommendations for changes to the Board.
The Audit Committee met 11 times during 2016 and met in executive session at 10 of such meetings. Specifically, the Audit Committee:

•
On a quarterly basis, reviewed and discussed with management and the independent registered public accounting firm our earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC;

•
Reviewed and discussed with management, the internal auditor, and the independent registered public accounting firm management’s assessment of, and the independent registered public accounting firm’s opinion about, the effectiveness of our internal control over financial reporting;

•
Reviewed and discussed with management, the internal auditor, and the independent registered public accounting firm, as appropriate, the audit scopes and plans of both the internal audit function and independent registered public accounting firm;

•
Inquired about significant financial risk exposures, assessed the steps management is taking to control these risks, and reviewed our policies for risk assessment and risk management, including mitigations and controls designed to limit our exposure to commercial and commodities risks;

•
Met in periodic executive sessions with each of management, the internal auditor, and the independent registered public accounting firm, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of our financial reporting;

•
Met with the chief financial officer and controller to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of our consolidated financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting;

•	Met with the chief financial officer, chief information officer and controller regarding our technology systems and cyber-security detection and defense measures;

•	Reviewed and assessed the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs;

•	Reviewed our tax strategies and the implications of tax law changes;

•	Considered and recommended to the Board specific financing, dividend and stock repurchase actions;

•	Received reports about the receipt, retention, and treatment of financial reporting and other compliance concerns;

•	Reviewed with the general counsel legal and regulatory matters that may have a material impact on the consolidated financial statements or internal control over financial reporting; and

•	Reviewed the performance of our chief financial officer, controller and head of internal audit.

Tesoro Corporation 2017 Proxy Statement 47

Oversight of Independent Registered Public Accounting Firm
Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of our internal control over financial reporting. The Audit Committee monitors our financial reporting process and reports to the Board on its findings.
The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. EY has served as our independent registered public accounting firm since 2008 and reports directly to the Audit Committee. Representatives of EY regularly meet with the Audit Committee without management present. Matters discussed between EY and the Audit Committee include significant accounting policies applied in our financial statements, alternative accounting treatments, and the overall quality of our financial reporting. The Audit Committee has the authority and receives appropriate funding, to obtain advice and assistance from outside legal, accounting or other advisers as it deems appropriate.
The Audit Committee annually reviews the independence, performance, quality control procedures and fees of EY prior to or in connection with the Audit Committee’s determination of whether to retain EY or engage another firm as our independent auditor. The Audit Committee also reviews the scope of and overall plans for the annual audit and approves the terms of EY’s engagement letter. Among other things, our annual evaluation of EY addresses EY’s independence; EY’s historical and recent performance as our independent auditor; the quality, effectiveness and candor of EY’s discussions with the Company and the Audit Committee; the quality, timeliness and clarity of materials presented by EY to the Audit Committee; the accessibility, responsiveness, technical competence, objectivity, efficiency and professionalism of the lead audit partner and other members of the audit team assigned to our account; the familiarity of EY with our operations and industry; external data relating to audit quality and performance, including PCAOB reports on EY and its peer firms; EY’s tenure as our independent auditor; the impact to the Company of changing auditors; and the appropriateness of EY’s fees.
Oversight of Internal Audit and Risk Management
The Audit Committee reviews the plan, scope and results of our internal audit, and evaluates the performance of our chief financial officer, head of internal audit and controller. The Audit Committee meets with our head of internal audit both with and without management to evaluate internal audit findings and performance. The Audit Committee also reviews our risk management policies, as well as our major financial risk exposures and our plans and progress to control these risks.
2016 Actions of the Audit Committee
During 2016, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Among other things, the Audit Committee:

•	Reviewed and discussed with management and EY our quarterly unaudited consolidated financial statements and annual audited financial statements for the year ended December 31, 2016;

•	Discussed with EY the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•
Discussed with EY matters related to its independence, and received the written disclosures and the letter from EY required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the firm’s independence;

•
Discussed with management the processes undertaken to evaluate the accuracy and fair presentation of our consolidated financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting; and

•
Reviewed and discussed with management, the internal auditor, and EY management’s assessment of the effectiveness of our internal control over financial reporting and EY’s opinion about the effectiveness of our internal control over financial reporting.

Based on the reports and discussions described above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Tesoro Corporation 2017 Proxy Statement 48

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors as of March 6, 2017.
Mary Pat McCarthy, Chair
Rodney F. Chase
Robert W. Goldman
William H. Schumann, III
Patrick Y. Yang
Auditor Fees and Services

EY has served as our independent auditor since 2008. Pursuant to the five-year partner rotation requirement mandated by the Sarbanes-Oxley Act of 2002, EY’s lead engagement partner rotated after completion of the audit for the year ended December 31, 2014, and will rotate again no later than after completion of the audit for the year ended December 31, 2019. The process for selecting the new lead audit partner involved an assessment of many factors, including the candidates’ industry experience, broad-based business judgment, robust dialogue with the Audit Committee, ability to leverage the resources of EY, commitment to continuous improvement, objectivity and independence. The selection process also involved discussions with management regarding each of the candidates and a meeting between the Audit Committee and the final candidate for the role before his appointment. The following table presents fees billed for the years ended December 31, 2016 and 2015, for professional services performed by EY. Note that this does not include fees paid directly by TLLP for professional services performed by EY.

	2016	2015
Audit Fees (a)	$4,100,239	$3,985,154
Audit-Related Fees (b)	—	5,000
Tax Fees (c)	27,000	—
All Other Fees (d)	3,821	3,990
Total	$4,131,060	$3,994,144

(a)
Audit Fees represent the aggregate fees for professional services rendered by EY in connection with its audits of Tesoro Corporation’s consolidated financial statements, including the audits of internal control over financial reporting, reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, regulatory filings, registration statements, comfort letters and accounting consultations. The increase in fees over 2015 was primarily related to services performed in connection with our completion of more dropdown transactions with TLLP in 2016 than in 2015.

(b)
Audit-Related Fees represent the aggregate fees for professional services rendered by EY in connection with its audits and related services performed in connection with business dispositions and special reports.

(c)	Tax Fees represent the aggregate fees for tax services rendered by EY for matters such as consultation on income, sales, use and excise tax matters.

(d)	All Other Fees represent the aggregate fees billed by EY for information technology advisory services and a subscription to its web-based accounting and auditing research tool.

In accordance with the Audit Committee charter, all audit and permitted non-audit services performed by EY in 2016 and 2015 were pre-approved by the Audit Committee. The Audit Committee’s pre-approval procedures provide for pre-approval of specifically described audit, audit-related and tax services by the Audit Committee on an annual basis as long as the Audit Committee is informed of each service and the services do not exceed certain pre-established thresholds. The procedures also authorize the Audit Committee to delegate to the Chairman of the Audit Committee pre-approval authorization with respect to audit and permitted non-audit services; any such services that are approved by the Audit Committee Chairman must be ratified at the next regularly scheduled meeting of the Audit Committee. The Audit Committee has determined that the relatively small amount of non-audit services rendered by EY (compared to both the overall amount of services rendered by EY to the Company and by EY to all of its customers) is compatible with maintaining EY’s independence.

Tesoro Corporation 2017 Proxy Statement 49

Relationship with TLLP

We own (directly and through our affiliates) approximately 34% of the interests in Tesoro Logistics LP (“TLLP”), including the 2% general partner interest held by our wholly owned indirect subsidiary Tesoro Logistics GP, LLC (the “general partner” or “TLGP”). The general partner manages TLLP’s operations and activities through its officers and directors. Messrs. Goff and Sterin and Ms. Rucker serve as executive officers of both Tesoro Corporation and TLGP. In addition, Messrs. Goff, Goldman, Sterin and Wiley serve as directors of TLGP.
Distributions

TLLP makes cash distributions to its unitholders, including to us as the direct and indirect holder of an aggregate 34,055,042 common units, as well as a 2% general partner interest. If distributions exceed the minimum quarterly distribution and other higher target distribution levels, the general partner is entitled to increasing percentages of the distributions, up to 50% of the distributions above the highest target distribution level. During 2016, TLLP distributed approximately $108.3 million to us with respect to common units and approximately $137.1 million with respect to the general partner interest (including incentive distribution rights). Tesoro waived its right to $10 million of distributions related to incentive distribution rights paid in 2016. In connection with TLLP's November 2016 acquisition of crude oil, natural gas and produced water gathering systems and natural gas processing facilities, TLGP agreed to ratably reduce its quarterly distributions with respect to incentive distribution rights by $100 million for distributions during 2017 and 2018.
Purchase and Sale Transactions

Effective July 1, 2016, we entered into an agreement to sell certain terminalling and storage assets located in Alaska to TLLP in two phases. We completed the first phase on July 1, 2016 for consideration of approximately $240 million in cash and $26 million in equity from TLLP. We completed the second phase on September 16, 2016 for consideration of approximately $160 million in cash and $18 million in equity from TLLP. In connection with this transaction, in July 2016, we reimbursed TLLP for $4.0 million interest incurred in connection with borrowings under TLLP's secured dropdown credit facility.

Effective November 21, 2016, we sold certain terminalling and storage assets located in Martinez, California to TLLP for consideration of $400 million, comprised of $360 million in cash and approximately $40 million in equity from TLLP.

In December 2016, we sold additional assets in Kenai, Alaska, including an asphalt loading facility, asphalt and propane loading racks and a related truck scale, to TLLP for consideration of $5 million in cash.
Omnibus Agreement

We are party to an Omnibus Agreement (the “Omnibus Agreement”) with TLLP, TLGP, and various of our subsidiaries that addresses, among other things, the following matters:

•
TLLP’s obligation to pay us an annual corporate services fee, currently in the amount of $11 million, for the provision by us of certain centralized corporate services, as well as its obligation to reimburse us for all other direct or allocated costs and expenses incurred by us or our affiliates on TLLP’s behalf;

•	an agreement from us and our subsidiaries TRMC and Tesoro Alaska Company not to compete with TLLP under certain circumstances;

•	TLLP’s right of first offer to acquire certain logistics assets from us, and our subsidiaries TRMC and Tesoro Alaska Company LLC;

•
the indemnification obligations of the parties for certain claims, losses and expenses attributable to certain environmental, title, tax and other liabilities relating to assets contributed by us and our subsidiaries to TLLP; and

•	the granting of a license from us to TLLP with respect to use of the Tesoro name and trademark.

So long as we control TLGP, the Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. We charged TLLP approximately $174.7 million pursuant to this agreement in 2016.

Tesoro Corporation 2017 Proxy Statement 50

In addition, we reimburse TLLP for certain expenses, capital expenditures and deferred charges identified in the Omnibus Agreement related to assets included in acquisitions from us. During 2016, TLLP charged us $16.9 million, $22.1 million and $5.9 million related to expenses, capital expenditures and deferred tank reimbursement charges, respectively, pursuant to the Omnibus Agreement.
Secondment and Logistics Services Agreement

Our subsidiaries are party to a Secondment Agreement among TLGP, our subsidiaries, Tesoro Alaska Company LLC, TRMC and Tesoro Companies, Inc. (Tesoro Alaska Company LLC, TRMC and Tesoro Companies, Inc. collectively the “Tesoro Group”) under which the Tesoro Group provides TLLP with certain operational services, such as communications, electricity, software services, security, fire and safety, maintenance and certain environmental services. TLLP and its subsidiaries pay the Tesoro Group an annual service fee for services performed by certain of the Tesoro Group’s field-level employees. Additionally, employees of TLGP may be seconded to Tesoro to provide operational and maintenance services related to certain assets, for which Tesoro reimburses TLGP for the associated costs. We charged TLLP approximately $17.8 million pursuant to this agreement during 2016, and TLLP charged us approximately $4.6 million.
Commercial Agreements

We have entered into various long-term, fee-based commercial agreements with TLLP under which TLLP provides various pipeline transportation, trucking, terminal distribution and storage services to us, and we commit to provide TLLP with minimum monthly throughput volumes of crude oil and refined products. Except for our trucking transportation services agreements, the commercial agreements generally have ten year initial terms. We believe the terms and conditions under these agreements, as well as our other agreements with TLLP described below, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. Descriptions of the services TLLP provides us under these commercial agreements and the approximate costs owed to TLLP under these categories of agreements in 2016 are:

•
High Plains Pipeline Gathering and Trucking ($79.1 million, including $3.6 million of imbalance settlements paid to TLLP) – a pipeline transportation services agreement for the gathering and transporting and crude oil on TLLP’s High Plains system, as well as a crude oil trucking transportation services agreement for trucking related services and storage at the Bakken Area Storage Hub;

•
Terminalling Use, Services and Throughput ($450.7 million) – agreements for berth access, terminal use and services, storage and throughput at TLLP’s marine terminals, storage and marketing terminals and similar facilities, including the Martinez Terminalling Agreement, the Nikiski Terminalling Agreement, the Anacortes Terminalling Agreement, the Anacortes Storage Service Agreement, the Carson Storage Services Agreement, the Anacortes Rail Facility track use and throughput agreement, the Carson Coke Lease and Handling agreements, and numerous other agreements;

•
Pipeline Transportation Services ($79.6 million) – pipeline transportation services agreements for transporting crude oil, refined products and other commodities on TLLP’s short-haul pipeline systems in Salt Lake City and Los Angeles, as well as TLLP’s pipeline system in the Los Angeles area and a regulated common carrier refined products pipeline system connecting our Kenai refinery to Anchorage;

•
Keep-Whole Commodity Agreement ($97.3 million) – TLLP processes gas for certain producers under “keep-whole” processing agreements. Under a keep-whole agreement, a producer transfers title to the natural gas liquids (“NGLs”) produced during gas processing, and the processor, in exchange, delivers to the producer natural gas with a BTU content equivalent to the NGLs removed. The operating margin for these contracts is determined by the spread between NGL sales prices and the price paid to purchase the replacement natural gas (“Shrink Gas”). TLLP entered into a five-year agreement with us, which transfers the commodity risk exposure associated with these “keep-whole” processing agreements from TLLP to Tesoro (the “Keep-Whole Commodity Agreement”). Under the Keep-Whole Commodity Agreement, we pay TLLP a processing fee for NGLs related to “keep-whole” agreements and deliver Shrink Gas to the producers on TLLP’s behalf. TLLP pays us a marketing fee in exchange for assuming the commodity risk. Terms and pricing under this agreement are revised each year. The Keep-Whole Commodity Agreement minimizes the impact on TLLP of commodity price movement during the annual period subsequent to renegotiation of terms and pricing each year. However, the annual fee TLLP charges us could be impacted as a result of any changes in the spread between the natural gas liquids sales prices and the price of natural gas.

Tesoro Corporation 2017 Proxy Statement 51

•
TLLP’s Northwest Products System is a FERC-regulated system and we do not have any contractual agreements with TLLP related to the use of the system. However, TLLP charged us approximately $10.7 million in pipeline transportation tariffs with respect to the use of such system in 2016.

Other Agreements

•
Anacortes Truck Rack Construction Agreement - TLLP constructed a new gasoline and diesel truck rack at the site of the Anacortes terminal it acquired as part of its 2014 acquisition of west coast logistics assets from TRMC. TLLP contracted with TRMC to act as general contractor for the project. During 2016, we incurred an additional $0.9 million of capital expenditures related to the project which are accounted for as a capital contribution to TLLP due to the related party nature of the asset acquisition.

•
Carson Assets Indemnity Agreement - TLLP and TRMC entered into the Carson Assets Indemnity Agreement in connection with the December 2013 acquisition by TLLP of certain Los Angeles logistics assets. The Carson Assets Indemnity Agreement established indemnification for certain matters including known and unknown environmental liabilities arising out of the use or operation of the Los Angeles Terminal Assets and the Los Angeles Logistics Assets prior to the respective acquisition dates. The agreement also provides for reimbursement from TRMC to TLLP for repair and maintenance of the Los Angeles Terminal Assets and the Los Angeles Logistics Assets that are required to comply with current minimum standards under certain regulations. In December 2016, the parties agreed to extend the reimbursement period. During 2016, we incurred approximately $1.6 million related to expenses that were reimbursable to TLLP.

•
Carson Renewable Diesel Project - Pursuant to an agreement effective December 31, 2016, TLLP will install certain renewable diesel equipment at the Carson products terminals, and we will reimburse TLLP for the estimated $2.7 million cost of the project. During 2016, TLLP recorded a receivable and deferred revenue balance of $1.9 million under this agreement.

•	Asphalt Rack Agreement - On December 31, 2016, we entered into an agreement with TLLP to sell an asphalt loading facility to TLLP, resulting in a contribution to TLLP of $0.2 million.

•	Also, we conveyed to TLLP the Tank 33 assets, and TLLP reimbursed us for $3 million of related capital expenditures. TLLP will continue to reimburse us for future costs related to the Tank 33 assets.

•
Avon Marine Terminal Capital Expenditures - Subsequent to TLLP's acquisition of the Avon marine terminal in connection with the terminalling and storage assets located in Martinez, California, we incurred approximately $13.4 million of capital expenditures related to the renovation of the Avon marine terminal, which are accounted for as capital contributions to TLLP as prescribed by the Amended Omnibus Agreement.

•
Lease of Specified Capacity - Effective December 1, 2016, TLLP entered into a pipeline capacity lease agreement for a minimum of 5 Mbpd on a segment of the BakkenLink pipeline system purchased by us in early 2016. The initial agreement has a term of six months, but can be extended on a month-to-month basis. For December 2016, TLLP paid BakkenLink $0.7 million.

•
Alaska Railroad Lease Assignment and Assumption Agreement - Effective October 27, 2016, we assigned TLLP the ground lease at the Anchorage 1 terminal between Alaska Railroad Corporation and Tesoro Alaska Petroleum Company, our wholly-owned subsidiary.

•
Crude Oil Purchase - On February 2, 2016, Green River Processing, LLC (GRP), TLLP's wholly owned subsidiary, entered into a master netting arrangement with Ultra Resources, Inc., whereby GRP purchases crude oil on our behalf and nets the amount due to Ultra for the purchase with the receivable due from Ultra for the gathering services provided by GRP. During 2016, GRP sold $32.3 million of crude oil to us at the same price and on the same terms under which GRP purchased it.

•
Purchase of Natural Gas - In November 2015, we and QEP Field Services, LLC (QEPFS), TLLP's wholly owned subsidiary, entered into an agreement whereby we may purchase a certain volume of natural gas each month based on our needs and market conditions. In 2016, the total amount we purchased was 916,000 MMBTU for consideration of $1.8 million.

Tesoro Corporation 2017 Proxy Statement 52

Stock Ownership Information
Security Ownership by Management

The following table shows the beneficial ownership of our common stock reported to us as of March 16, 2017, including shares as to which a vested right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shares credited to accounts under our Thrift Plan, for each director and nominee, the NEOs and our current directors and executive officers as a group.

•	Includes shares of unvested restricted stock.

•
The ownership shown below Includes shares that the listed persons had the right to acquire through the exercise of stock options on March 16, 2017, or within 60 days thereafter, as well as restricted stock units granted to non-employee directors that will vest or be distributed within 60 days of March 16, 2017.

•
Units of phantom stock, payable in cash, which have been credited to the directors under the Board of Directors Deferred Compensation Plan and the Phantom Stock Plan are not included in the shares shown. Performance shares and market stock unit awards granted to executive officers for performance periods ending December 31, 2016 and later are not included in the shares shown.

•	Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed.

•	As of March 16, 2017, there were 117,379,880 shares outstanding.

•	No director, NEO or executive officer beneficially owns more than 1% of our common stock.

	Aggregate Number of Shares Beneficially Owned	Additional Information
Rodney F. Chase	10,295	Includes 2,035 shares underlying restricted stock units
Edward G. Galante	1,844
Gregory J. Goff	769,633	Includes 151,513 shares underlying stock options, 609 shares credited under the Tesoro Corporation Thrift Plan and 32,115 ROCE performance shares at target
Robert W. Goldman	49,697	Includes 9,000 shares underlying stock options and 6,567 shares underlying restricted stock units
David Lilley	14,295	Includes 3,724 shares underlying restricted stock units
Mary Pat McCarthy	9,863	Includes 9,024 shares underlying restricted stock units
J.W. Nokes	32,317	Includes 6,181 shares underlying restricted stock units
William H. Schumann, III	—
Susan Tomasky	7,635	Includes 2,035 shares underlying restricted stock units
Michael E. Wiley	39,822	Includes 9,000 shares underlying stock options and 2,035 shares underlying restricted stock units
Patrick Y. Yang	3,509	Includes 2,035 shares underlying restricted stock units
Keith M. Casey	30,596	Includes 3,680 ROCE performance shares at target
Kim K.W. Rucker	—
Steven M. Sterin	8,892
Cynthia J. Warner	27,411	Restricted stock that remains subject to vesting requirements
All Current Directors and Executive Officers as a Group (17 individuals)	1,010,716	Represents less than 1% of the shares outstanding

Tesoro Corporation 2017 Proxy Statement 53

Ownership of TLLP Common Units
The following table shows the beneficial ownership of our units of TLLP reported to us as of March 16, 2017, including units as to which a vested right to acquire ownership exists within the meaning of Rule 13d−3(d)(1) under the Exchange Act, for each director and nominee, the NEOs and our current directors and officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the units listed. As of March 16, 2017, there were 107,996,246 common units outstanding (including 34,055,042 common units held by Tesoro Corporation and its affiliates). This table does not include (1) the 2,202,880 general partner units held by Tesoro Logistics GP, LLC or (2) phantom units held by certain of our executive officers that do not vest within 60 days of March 16, 2017. None of our executive officers or directors hold general partner units. No director, NEO or executive officer beneficially owns more than 1% of TLLP’s common units. Furthermore, the current directors and executive officers as a group do not own more than 1% of TLLP’s common units.

Aggregate Number of TLLP Common Units Beneficially Owned
Rodney F. Chase	—
Edward G. Galante	1,180
Gregory J. Goff	97,690
Robert W. Goldman	5,500
David Lilley	—
Mary Pat McCarthy	—
J.W. Nokes	—
William H. Schumann, III	1,475
Susan Tomasky	—
Michael E. Wiley	1,400
Patrick Y. Yang	—
Steven M. Sterin	3,814
Keith M. Casey	—
Kim K.W. Rucker	—
Cynthia J. Warner	—
All Current Directors and Executive Officers as a Group (17 individuals)	111,059

Tesoro Corporation 2017 Proxy Statement 54

Security Ownership by Certain Beneficial Owners

The following table sets forth information from filings made with the SEC as to each person or group who as of March 16, 2017 beneficially owned more than 5% of the outstanding shares of our common stock.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Class (a)
The Vanguard Group, Inc. (b) 100 Vanguard Blvd. Malvern, PA 19355	11,364,512	9.7%
State Street Corporation (c) State Street Financial Center One Lincoln Street Boston, MA 02111	9,592,847	8.2%
BlackRock, Inc. (d) 55 East 52nd Street New York, NY 10055	8,849,154	7.5%
Stephen A. Cohen et al. (e) 72 Cummings Point Road Stamford, CT 06902	6,598,110	5.6%

(a)	Based on 117,379,880 shares outstanding as of March 16, 2017.

(b)
According to Schedule 13G/A filed with the SEC on February 10, 2017, The Vanguard Group, Inc. has sole voting power with regard to 184,706 shares of our common stock, shared voting power with regard to 21,684 shares of our common stock, sole investment power with regard to 11,156,140 shares of our common stock and shared investment power with regard to 208,372 shares of our common stock.

(c)
According to Schedule 13G filed with the SEC on February 9, 2017, State Street Corporation and certain of its direct and indirect subsidiaries have shared voting power and shared investment power with regard to 9,592,847 shares of our common stock.

(d)
According to Schedule 13G/A filed with the SEC on January 27, 2017, BlackRock, Inc. has sole voting power with regard to 7,396,403 shares of our common stock and sole investment power with regard to 8,849,154 shares of our common stock.

(e)
According to Schedule 13G filed with the SEC on January 20, 2017, (i) Point72 Asset Management and Point72 Capital Advisors Inc., both of which are controlled by Steven A. Cohen, each have shared voting power with respect to 6,596,547 of such 6,598,110 shares and shared dispositive power with respect to 6,596,547 of such 6,598,110 shares, (ii) Cubist Systematic Strategies, LLC, which is controlled by Steven A. Cohen, has shared voting power with respect to 1,563 of such 6,598,110 shares and shared dispositive power with respect to 1,563 of such 6,598,110 shares and (iii) Steven A. Cohen has shared voting power and shared dispositive power over all such 6,598,110 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other equity securities. Based on a review of those forms provided to us and any written representations, we believe that during the year ended December 31, 2016, our directors, executive officers and holders of more than 10% of our voting stock filed the required reports on a timely basis under Section 16(a).

Tesoro Corporation 2017 Proxy Statement 55

Items to Be Voted On
Proposal No. 1 – Election of Directors

At the Annual Meeting, stockholders are requested to elect ten directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of the nominees has indicated his or her willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve. Each of the director nominees, except for Mr. Schumann, who joined the Board in November 2016, is currently serving as a director after being elected at the 2016 Annual Meeting of Stockholders. Mr. Schumann was recommended to the Governance Committee by a third party search firm engaged by the Board.
Our Bylaws prescribe the voting standard for director elections as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes to be elected as a director. Under our Corporate Governance Guidelines, each nominee who already serves as a director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that event, the Governance Committee would promptly consider the resignation offer and make a recommendation to the Board. The Board would act on the Governance Committee’s recommendation and publicly disclose its decision regarding whether to accept the director’s resignation offer, or, if applicable, the reason(s) for rejecting the resignation offer, within 90 days from the date of the stockholder vote.

☑	Our Board of Directors recommends that you vote “FOR” the election to the Board of each of the following nominees.

Rodney F. Chase Age 73 Director since 2006 Former Energy Industry Executive
Mr. Chase served as the Non-Executive Chairman of Genel Energy plc, an international oil and gas exploration and production company, from 2011 until 2015, and Non-Executive Chairman of Computer Sciences Corporation, an information technology and professional services company, from 2012 until 2015. He previously served as Non-Executive Chairman for Petrofac Ltd. in the United Kingdom, an international oil and gas services company, from 2005 until May 2011, and as Deputy Chairman of Tesco plc in the United Kingdom, an international retailing company, until July 2010. Mr. Chase spent 39 years with BP plc, a large, international oil and gas company, holding positions within the upstream and downstream segments of the industry in Australia, Europe and North America. His background includes positions in shipping, refining, marketing, distribution, oil trading and gas as well as finance and strategic planning at the corporate executive level. From 2003 to 2008, Mr. Chase served as Senior Advisor for the U.S. and Europe for Lehman Brothers, Ltd., formerly an investment bank, in London, England.
Key Qualifications, Attributes, Skills and Experience:

•
Board Leadership, Industry and Strategic Planning Experience – 50 years of experience in the energy industry, including service as the former Non-Executive Chairman of an international oil and gas services company (Petrofac) and a former executive of a large, international oil and gas company (BP)

•	Financial/Accounting Expertise – Former Chief Executive Officer of BP Finance International and Group Treasurer and former senior advisor for Lehman Brothers

•	Talent Management and Public Company Board Experience – Computer Sciences Corporation, Tesco, Petrofac
Other Current Directorships: Hess Corporation and HudsonField
Former Public Company Directorships: Computer Sciences Corporation (from 2012 until 2015), Genel Energy, plc (from 2011 until 2015), Nalco Holding Co. (from 2005 until 2011), Petrofac Ltd. (from 2005 until 2011) and Tesco plc (from 2002 until 2010)

Tesoro Corporation 2017 Proxy Statement 56

Edward G. Galante Age 66 Director since 2016 Former Senior Vice President and Member of the Management Committee of ExxonMobil Corporation
Mr. Galante served as Senior Vice President and a member of the Management Committee of ExxonMobil Corporation from 2001 until his retirement in 2006. Prior to that, he held various management positions of increasing responsibility during his more than 30 years with ExxonMobil Corporation, including serving as Executive Vice President of ExxonMobil Chemical Company from 1999 to 2001. Mr. Galante serves on the Board of the United Way Foundation of Metropolitan Dallas and is a Vice Chairman of the Board of Trustees of Northeastern University.
Key Qualifications, Attributes, Skills and Experience:

•
Industry, Operations, Management, Leadership, Strategic Planning and Talent Management Experience – over 30 years of experience in the oil, gas, refining and chemical sectors of the energy industry, including service as a senior operating executive of ExxonMobil, one of the largest global energy companies, and as Chair of the Compensation and Management Committee of Praxair, Inc.

•
Risk Management Experience – service on the Environmental, Health, Safety and Public Policy Committee of Celanese Corporation and the Technology, Safety, Sustainability Committee and the Governance and Nominating Committee of Praxair, Inc.

•	Public Company Board Experience – Celanese Corporation, Clean Harbors, Inc., Praxair, Inc. and Foster Wheeler AG

•	Financial/Accounting Expertise – service on the Audit Committees of Celanese Corporation and Foster Wheeler AG
Other Current Directorships: Celanese Corporation, Clean Harbors, Inc., Praxair, Inc.
Former Public Company Directorships: Foster Wheeler AG (from 2008 until 2014)

Gregory J. Goff Age 60 Director since 2010 Chairman of the Board since December 31, 2014 Our Chairman, President and Chief Executive Officer
Mr. Goff has served as our President and Chief Executive Officer since May 2010 and as our Chairman since December 31, 2014. Since December 2011, Mr. Goff has also served as Chairman of the Board of Directors and Chief Executive Officer of Tesoro Logistics GP, LLC, the general partner of Tesoro Logistics LP. Prior to joining us, Mr. Goff served as Senior Vice President, Commercial for ConocoPhillips Corporation, an international, integrated energy company, from 2008 to 2010. Mr. Goff also held various other positions at ConocoPhillips from 1981 to 2008, including Managing Director and CEO of Conoco JET Nordic from 1998 to 2000; Chairman and Managing Director of Conoco Limited, a UK-based refining and marketing affiliate, from 2000 to 2002; President of ConocoPhillips Europe and Asia Pacific downstream operations from 2002 to 2004; President of ConocoPhillips U.S. Lower 48 and Latin America exploration and production business from 2004 to 2006; and President of ConocoPhillips specialty businesses and business development from 2006 to 2008. Mr. Goff serves as Chairman of the Board of the American Fuel and Petrochemical Manufacturers trade association and on the National Advisory Board of the University of Utah Business School. Previously, Mr. Goff served on the board of Chevron Phillips Chemical Company and was a member of the upstream and downstream committees of the American Petroleum Institute. In addition, Mr. Goff has public company experience from his prior service on the board of directors of DCP Midstream GP, LLC.
Key Qualifications, Attributes, Skills and Experience:

•
President and CEO/Company Knowledge – As our Chairman, President and CEO, Mr. Goff brings to the Board a deep understanding of and unique perspective on our business and operations and the environment in which we operate.

•
Leadership, Industry and Strategic Planning Experience – Current CEO of a large independent refining and petroleum products marketing company (Tesoro), current Chairman of a national trade association representing refiners and petrochemical manufacturers (American Fuel and Petrochemical Manufacturers) and as a former senior executive of an international energy company (ConocoPhillips) and former member of the upstream and downstream committees of a national oil and natural gas industry trade association (American Petroleum Institute)

•	Operations Experience – 29 years of service in various positions with ConocoPhillips

•	Public Company Board Experience – DCP Midstream and Polyone Corporation

Tesoro Corporation 2017 Proxy Statement 57

Other Current Directorships: Polyone Corporation, Tesoro Logistics GP, LLC, the general partner of Tesoro Logistics LP (a master limited partnership of which Tesoro and its subsidiaries own approximately 32%)
Former Public Company Directorships: DCP Midstream GP, LLC (from 2008 until 2010), QEP Midstream Partners, LP (from 2014 until 2015)

David Lilley Age 70 Director since 2011 Former Chairman, President and Chief Executive Officer of Cytec Industries Inc.
Mr. Lilley is a retired Chairman, President and Chief Executive Officer of Cytec Industries Inc., a multi-billion dollar manufacturer of specialty chemicals and materials. He served as its Chairman from January 1999 through 2008 and as its President and Chief Executive Officer from May 1998 through 2008, having previously served as its President and Chief Operating Officer from January 1997. From 1994 until January 1997, he was a vice president of American Home Products Corporation. Prior to that he was a vice president and a member of the Executive Committee of American Cyanamid Company.
Key Qualifications, Attributes, Skills and Experience:

•
Chemicals Industry, Management and Leadership Experience, Global Business Perspective, Operations Knowledge and Strategy Experience – Over 29 years of experience in the chemicals industry, including services as past Chairman and CEO of Cytec Industries

•
Risk Management Experience – Mr. Lilley’s leadership experience in a chemicals and manufacturing company and as a member of the Responsible Care Committee of the American Chemistry Council is also important in light of the Board’s oversight of our operations and adherence to safety and environmental requirements

•	Public Company Board Experience – Rockwell Collins, Inc., Public Service Enterprise Group Incorporated, Arch Chemicals, Inc. and Cytec Industries Inc.
Other Current Directorships: Rockwell Collins, Inc. and Public Service Enterprise Group Incorporated
Former Public Company Directorships: Arch Chemicals, Inc. (from 2007 until October 2011)

Mary Pat McCarthy Age 61 Director since 2012 Former Vice Chairman of KPMG LLP
Mary Pat McCarthy retired from her position as Vice Chair of KPMG LLP, the U.S. member firm of the global audit, tax and advisory services firm, in 2011 after attaining such position in 1998. She joined KPMG LLP in 1977 and became a partner in 1987. She held numerous senior leadership positions in the firm, including Executive Director of the KPMG Audit Committee Institute from 2008 to 2011, Leader of the KPMG Client Care Program from 2007 to 2008, U.S. Leader, Industries and Markets from 2005 to 2006, and Global Leader, Information, Communication and Entertainment Practice from 1998 to 2004. Ms. McCarthy also served on the firm’s Management and Operations Committees. Ms. McCarthy is a member of the Risk Advisory Committee of the National Association of Corporate Directors and also serves as a director of Palo Alto Networks, Inc. and Mutual of Omaha, a mutual insurance company.
Key Qualifications, Attributes, Skills and Experience:

•	Financial/Accounting Experience – Over 34 years of experience with KPMG, including services as the audit and executive partner to national and international clients

•
Leadership and Talent Management Experience – Service as Vice Chairman and in other leadership positions at KPMG; she also co-chaired the National Association of Corporate Directors’ Blue Ribbon Commission on Talent Development – A Boardroom Imperative

Tesoro Corporation 2017 Proxy Statement 58

•
Strategy, Business Transformation, Audit Committee Effectiveness and Corporate Governance – Author of multiple books on risk, strategy and business transformation, and a frequent speaker on audit committee effectiveness and corporate governance at conferences, seminars and forums

Other Current Directorships: Palo Alto Networks, Inc. and Mutual of Omaha

J. W. Nokes Age 70 Director since 2007 Former Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation of ConocoPhillips
Mr. Nokes spent his 36-year career with ConocoPhillips, an international, integrated energy company, and retired in 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation. His background primarily includes refining, marketing, crude and products trading, commercial natural gas operations and transportation. He also had assignments in exploration and production, as well as strategic planning. In 1991, he was appointed Vice President of U.S. Marketing and Product Trading. From 1994 to 1999, he was Vice President of U.S. Downstream Business. For eight years beginning in 1999, he was Executive Vice President of Refining, Marketing, Supply and Transportation for the company’s global business. Mr. Nokes was a member of the World Business Council for Sustainable Development and sat on the Board of Directors of the American Petroleum Institute, as well as the American Petroleum Institute Transportation, Marketing and Downstream Committee. Mr. Nokes is also a director of Post Oak Bank, N.A., a Houston-based community bank, and is Lead Director of Albemarle Corporation.
Key Qualifications, Attributes, Skills and Experience:

•
Industry, Operations, International and Strategic Planning Experience – 37 years of experience in the energy industry, including services as a former executive of an international, integrated energy company (ConocoPhillips), former director of a national oil and natural gas industry trade association (American Petroleum Institute) and former member of a global association of business leaders that promotes sustainable development (World Business Council for Sustainable Development)

•	Public Company Board Experience – Albemarle Corporation
Other Current Directorships: Albemarle Corporation (Non-Executive Chairman) and Post Oak Bank, N.A.

William H. Schumann III Age 66 Director since 2016 Former Executive Vice President and Chief Financial Officer of FMC Technologies
Mr. Schumann served as Executive Vice President of FMC Technologies, a global provider of technology solutions for the energy industry, from 2007 until his retirement in 2012. From 2001 until 2011, he served as Chief Financial Officer of FMC Technologies. During his 30-year career at FMC and its predecessor, FMC Corporation, he served in a variety of roles, including Vice President, Corporate Development; Vice President and General Manager, Agricultural Products Group; Regional Director, North America Operations; Director of Investor Relations; and Treasurer. He served on the board of Great Lakes Advisors, a registered investment advisor, from 1992 to 2011. Mr. Schumann currently serves on the board of the Lake Forest Lake Bluff Historical Society.
Key Qualifications, Attributes, Skills and Experience:
• Board Leadership, Strategic Planning Experience – Avnet, Inc. (Chairman); McDermott International; AMCOL International; URS Corporation; UAP Holding Corp
• Financial/Accounting Expertise, Risk Management, Leadership, Strategic Planning and Talent Management Experience – Former Chief Financial Officer of FMC Technologies
• Industry and Operations Experience – Over 30 years of experience providing technology solutions to energy sector clients at FMC Technologies
Other Current Directorships: Avnet, Inc., McDermott International

Tesoro Corporation 2017 Proxy Statement 59

Former Public Company Directorships: AMCOL International (from 2012 until 2014); URS Corporation (2014); UAP Holding Corp (from 2005 until 2008)

Susan Tomasky Age 63 Director since 2011 Lead Director since December 31, 2014 Former President of AEP Transmission, a business division of American Electric Power Co.
Ms. Tomasky served as President of AEP Transmission, a business division of American Electric Power Co., Inc., an owner and operator of utility operating companies that produce, transmit and distribute electricity to over 5 million customers at retail in 11 states, from 2008 until July 2011. Ms. Tomasky previously served in other executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel from 1998 to 2001, Executive Vice President of Finance and Chief Financial Officer from 2001 to 2006 and Executive Vice President of Shared Services from 2006 to 2008. Prior to joining American Electric Power Co., Ms. Tomasky served as a partner at the law firm of Hogan & Hartson (now Hogan Lovells), where she was a member of the firm’s energy group, and as General Counsel of the Federal Energy Regulatory Commission. Ms. Tomasky is a director of several private and non-profit organizations. She previously served as a director of the Federal Reserve Bank of Cleveland, a member bank in the Federal Reserve System.
Key Qualifications, Attributes, Skills and Experience:

•	Leadership and Strategic Planning Experience – Former President of a division of a large, public utility company (American Electric Power Co.)

•
Financial and Accounting Experience – Chair of the Audit Committee of Public Services Enterprise Group, member of the Audit Committee of Summit Midstream Partners, LP, Chair of the Audit Committee of the Federal Reserve Bank of Cleveland and former Executive Vice President and Chief Financial Officer of a large, public energy company (American Electric Power Co.)

•
Government and Regulatory Experience and Legal Experience – Former roles as a partner in the energy group of an international law firm (Hogan & Hartson) and as General Counsel of a federal government agency that regulates the energy industry (Federal Energy Regulatory Commission)

Other Current Directorships: Public Service Enterprise Group Incorporated and Summit Midstream Partners GP, LLC (the general partner of Summit Midstream Partners, LP)

Michael E. Wiley Age 66 Director since 2005 Former Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated
Mr. Wiley has over 40 years of experience in the energy industry. Most recently he served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from August 2000 until his retirement in October 2004. He was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Bill Barrett Corporation, an independent oil and gas company, and Post Oak Bank, N.A., a Houston-based community bank. He also serves as Chairman of Independent Trustees of Fidelity Sector Portfolios.
Key Qualifications, Attributes, Skills and Experience:

•
Board leadership, Industry, Operations, Strategic Planning, Risk Management, and Talent Management Experience – Former Chairman, President and Chief Executive Officer of an oilfield services company (Baker Hughes Incorporated), former executive of an integrated energy company (Atlantic Richfield Company) and an independent exploration and production company (Vastar Resources, Inc.) and director of a privately held oil and gas company (Asia Pacific Exploration Consolidated)

•	Public Company Board Experience – Baker Hughes Incorporated, Bill Barrett Corporation and Spinnaker Exploration Company

Tesoro Corporation 2017 Proxy Statement 60

Other Current Directorships: Bill Barrett Corporation, Post Oak Bank, N.A., Tesoro Logistics GP, LLC, the general partner of Tesoro Logistics LP (a master limited partnership of which Tesoro and its subsidiaries own approximately 32%)

Patrick Y. Yang Age 69 Director since 2010 Former Head of Global Technical Operations of F. Hoffmann-La Roche, Ltd.
Mr. Yang has over 30 years of experience in manufacturing and technology. From 2010 to 2013, Mr. Yang served as Executive Vice President and Head of Global Technical Operations for F. Hoffmann-La Roche Ltd., which operates in the pharmaceutical industry and sells products in more than 150 countries. Mr. Yang joined Roche in 2009, upon Roche’s acquisition of Genentech, Inc., and was responsible for the company’s pharmaceutical manufacturing, process development, engineering, quality, regulatory, supply chain and procurement functions. Before joining Roche, Mr. Yang served as Executive Vice President, Product Operations of Genentech, a biotechnology company, from 2005 to 2009 and in various other executive-level positions with Genentech from 2003 to 2005. Prior to joining Genentech, Mr. Yang worked for Merck & Co. from 1992 to 2003 as Vice President in manufacturing and for General Electric from 1980 to 1992 in manufacturing and technology. Since 2013, Mr. Yang has served as a biopharmaceutical industry scientific and business consultant.
Key Qualifications, Attributes, Skills and Experience:

•
Leadership, Operations, Strategic Planning, International, and Talent Management Experience – Former senior operations executive of a large, global pharmaceutical company (F. Hoffmann-La Roche) and a former senior operations executive of a biotechnology company (Genentech)

•	Operations Experience – Over 20 years spent working in manufacturing (Merck and General Electric)

•	Financial/Accounting and Risk Management Experience – Service on Genentech’s executive committee from 2004 until 2009
Other Current Directorships: Codexis, Inc., Amyris, Inc. and PharmaEssentia Corporation
Former Public Company Directorships: Celladon Corporation (from 2014 until 2015)

☑	Our Board of Directors recommends that you vote “FOR” the election to the Board of each of the foregoing nominees.

Tesoro Corporation 2017 Proxy Statement 61

Proposal No. 2 – Advisory Vote to Approve Our Named Executive Officers’ Compensation

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this 2016 Proxy Statement.
As described under “Compensation Discussion and Analysis,” the Compensation Committee, comprised entirely of independent directors, has established executive compensation programs that reward both Company and individual performance. Our Compensation Committee consistently exercises great care and discipline in determining executive compensation and has structured our executive compensation programs to achieve the following key objectives:

•	Reward leaders for delivery of outstanding business results and driving a performance-oriented culture;

•	Promote and sustain exceptional performance over time to generate long-term growth in stockholder value; and

•	Lead in accordance with our guiding principles, which are core values, exceptional people, shared purpose, powerful collaboration and superior execution.
Please read the Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement, which describes in more detail how our executive compensation programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative beginning on page 36, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that our compensation programs are effective in achieving our goals and that the compensation of our named executive officers will contribute to our long-term success.
Although this advisory Say-on-Pay Vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

☑	Our Board of Directors recommends that you vote “FOR” the approval of the compensation paid to our named executive officers in 2016.
Proposal No. 3 – Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. See “Audit-Related Matters – Audit Committee Report” for additional detail regarding the process for this selection. As a matter of good corporate governance, the Board has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

☑
Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Tesoro Corporation 2017 Proxy Statement 62

Proposal No. 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 2 above should occur every year, every two years or every three years.
The Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. An annual advisory vote on executive compensation also is consistent with our practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Board of Directors’ selection of independent auditors.
We understand our stockholders may have different views as to the appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal. Stockholders may specify one of four choices on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation program.

☑	Our Board of Directors recommends that you vote to conduct future advisory votes on executive compensation every “ONE YEAR.”

Tesoro Corporation 2017 Proxy Statement 63

2018 Stockholder Proposals
Director Nominations and Stockholder Proposals Submitted for Inclusion in our 2018 Proxy Statement:
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2018 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on November 22, 2017. Such proposals also must comply with the requirements of Rule 14a-8.
Eligible stockholders may nominate a candidate for election to the Board for inclusion in our proxy statement for the 2018 Annual Meeting of Stockholders in accordance with the “proxy access” provisions of our Bylaws. Stockholder nominations for director submitted for inclusion in our 2018 Proxy Statement must be received in writing by our Corporate Secretary no earlier than October 23, 2017, and not later than the close of business on November 22, 2017, and must otherwise comply with all of the requirements of the Bylaws.
Proposals and "proxy access" director nominations should be addressed to:
Corporate Secretary
    Tesoro Corporation
    19100 Ridgewood Parkway
    San Antonio, Texas 78259
Director Nominations and Stockholder Proposals Not Submitted for Inclusion in our 2018 Proxy Statement:
Our Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our Bylaws, notice of such nomination or stockholder proposal for the 2018 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address not earlier than January 4, 2018, and not later than the close of business on February 5, 2018.
If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the meeting date.
All nominations and stockholder proposals submitted under our Bylaws must comply with the requirements of the Bylaws. The presiding officer of the Annual Meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our Bylaws.

Tesoro Corporation 2017 Proxy Statement 64

TESORO CORPORATION
ANNUAL MEETING OF TESORO CORPORATION
Date:    May 4, 2017
Time:     8:00 A.M. (Central Time)
Place:    Tesoro Corporation, 19100 Ridgewood Parkway,
San Antonio, Texas 78259
Please make your marks like this:     Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR proposals 1, 2 and 3, and 1 YEAR on proposal 4.

1:	Election of 10 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):
			For	Against	Abstain		Directors Recommend ê
	01	Rodney F. Chase	☐	☐	☐		For
	02	Edward G. Galante	☐	☐	☐		For
	03	Gregory J. Goff	☐	☐	☐		For
	04	David Lilley	☐	☐	☐		For
	05	Mary Pat McCarthy	☐	☐	☐		For
	06	J.W. Nokes	☐	☐	☐		For
	07	William H. Schumann, III	☐	☐	☐		For
	08	Susan Tomasky	☐	☐	☐		For
	09	Michael E. Wiley	☐	☐	☐		For
	10	Patrick Y. Yang	☐	☐	☐		For
			For	Against	Abstain
2:	To approve our named executive officers' compensation in an advisory vote;		☐	☐	☐		For
3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017;		☐	☐	☐		For
			1 Year	2 Years	3 Years	Abstain
4:	Advisory vote on the frequency of future advisory votes on executive compensation.		☐	☐	☐	☐	1 Year

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TESORO CORPORATION

Annual Meeting of Tesoro Corporation
to be held on Thursday, May 4, 2017
for Holders as of March 16, 2017

INTERNET	VOTE BY:	TELEPHONE
Go To www.proxypush.com/tso ● Cast your vote online. ● View Meeting Documents.	OR	866-390-9971 ● Use any touch-tone telephone. ● Have your Proxy Card/Voting Instruction Form ready. ● Follow the simple recorded instructions.
MAIL
OR         ● Mark, sign and date your Proxy Card/Voting Instruction Form.
              ● Detach your Proxy Card/Voting Instruction Form.
              ● Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3, AND 1 YEAR ON PROPOSAL 4.

All votes must be received by 11:59 P.M., Eastern Time, May 3, 2017.

PROXY TABULATOR FOR

TESORO CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy - Tesoro Corporation
Annual Meeting of Stockholders
May 4, 2017, 8:00 A.M. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints CARRIE P. RYAN and ELISA D. WATTS, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259 on Thursday, May 4, 2017, @ 8:00 A.M. Central time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and in their discretion upon such other matters as may properly come before the meeting.

(TO BE SIGNED ON REVERSE SIDE)

TESORO CORPORATION
Tesoro Corporation Thrift Plan
Date:    May 4, 2017
Time:     8:00 A.M. (Central Time)
Place:    Tesoro Corporation, 19100 Ridgewood Parkway,
San Antonio, Texas 78259
Please make your marks like this:     Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR proposals 1, 2 and 3, and 1 YEAR on proposal 4.

1:	Election of 10 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):
			For	Against	Abstain		Directors Recommend ê
	01	Rodney F. Chase	☐	☐	☐		For
	02	Edward G. Galante	☐	☐	☐		For
	03	Gregory J. Goff	☐	☐	☐		For
	04	David Lilley	☐	☐	☐		For
	05	Mary Pat McCarthy	☐	☐	☐		For
	06	J.W. Nokes	☐	☐	☐		For
	07	William H. Schumann, III	☐	☐	☐		For
	08	Susan Tomasky	☐	☐	☐		For
	09	Michael E. Wiley	☐	☐	☐		For
	10	Patrick Y. Yang	☐	☐	☐		For
			For	Against	Abstain
2:	To approve our named executive officers' compensation in an advisory vote;		☐	☐	☐		For
3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017;		☐	☐	☐		For
			1 Year	2 Years	3 Years	Abstain
4:	Advisory vote on the frequency of future advisory votes on executive compensation.		☐	☐	☐	☐	1 Year

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TESORO CORPORATION

Tesoro Corporation Thrift Plan
Annual Meeting of Tesoro Corporation
to be held on Thursday, May 4, 2017
for Holders as of March 16, 2017

INTERNET	VOTE BY:	TELEPHONE
Go To www.proxypush.com/tso ● Cast your vote online. ● View Meeting Documents.	OR	866-390-9971 ● Use any touch-tone telephone. ● Have your Proxy Card/Voting Instruction Form ready. ● Follow the simple recorded instructions.
MAIL
OR         ● Mark, sign, and date your Proxy Card/Voting Instruction Form.
              ● Detach your Proxy Card/Voting Instruction Form.
              ● Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL NOT BE VOTED.

All votes must be received by 11:59 P.M., Eastern Time, May 1, 2017.

PROXY TABULATOR FOR

TESORO CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy - Tesoro Corporation
Annual Meeting of Stockholders
May 4, 2017, 8:00 A.M. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned participant in the TESORO CORPORATION THRIFT PLAN (the "Plan") hereby acknowledges receipt of the Notice of 2017 Annual Stockholders Meeting to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, on Thursday, May 4, 2017 @ 8:00 A.M. Central time, and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Tesoro Corporation (the "Company") allocated to the undersigned's account under the Plan(s) and held in the Trustee's name at the close of business on March 16, 2017, at said meeting and at any adjournment or postponement thereof. Said Trustee is authorized to vote in accordance with the instructions given herein and in its discretion upon such other matters as may properly come before the meeting.

(TO BE SIGNED ON REVERSE SIDE)